Filed pursuant to Rule 424(b)(4)

Registration No. 333-296949

PROSPECTUS

7,000,000 Shares

Gloo Holdings, Inc.

Class A Common Stock

We are offering 7,000,000 shares of our Class A common stock. Our Class A common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “GLOO.” On July 8, 2026, the last reported sale price of our Class A common stock on Nasdaq was $3.98 per share.

We have two classes of authorized common stock, Class A common stock and Class B common stock. The rights of the holders of our Class A common stock and Class B common stock are identical except with respect to voting and conversion rights. Each share of Class A common stock is entitled to one vote per share. Each share of Class B common stock is entitled to ten votes per share and is convertible at any time into one share of Class A common stock. Immediately following the completion of this offering, Scott Beck, our co-founder, president and chief executive officer, will control 53.3% of the voting power of our outstanding capital stock, taking into account the Class B Conversion (as defined herein).

We are eligible for, but do not intend to take advantage of, the “controlled company” exemption to the corporate governance rules of the Nasdaq Stock Market. See the section titled “Risk Factors—Although we do not expect to rely on the “controlled company” exemption under the rules and regulations of the Nasdaq Stock Market, we have the right to use such exemption and therefore could in the future avail ourselves of certain reduced corporate governance requirements.”

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced disclosure requirements in this prospectus and may elect to do so in future filings with the Securities and Exchange Commission. See the sections titled “Prospectus Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company” and “Risk Factors.”

See the section titled “Risk Factors” beginning on page 16 to read about factors you should consider before deciding to invest in shares of our Class A common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	No Exercise of Over-Allotment Option		Full Exercise of Over-Allotment Option
	Per Share	Total	Per Share	Total
Public offering price	$3.250	$22,750,000	$3.250	$26,162,500
Underwriting discounts and commissions(1)	$0.195	$1,365,000	$0.195	$1,569,750
Proceeds, before expenses, to Gloo Holdings, Inc.	$3.055	$21,385,000	$3.055	$24,592,750

(1)
See the section titled “Underwriting” for a description of the compensation payable to the underwriters.

We have granted the underwriters an option to purchase up to an additional 1,050,000 shares of our Class A common stock from us at the public offering price, less the underwriting discounts and commissions.

In addition, Scott Beck, Pat Gelsinger and certain other members of our board of directors and their affiliated entities have committed to purchasing at least $6.0 million in shares of our Class A common stock being offered in this offering at the public offering price. The underwriters will receive the same discount on any shares of Class A common stock purchased by such persons as they will on any other shares of Class A common stock sold to the public in this offering.

The underwriters expect to deliver the shares of Class A common stock to the purchasers on or about July 10, 2026.

The date of this prospectus is July 8, 2026

Joint Book-Running Managers
Citizens Capital Markets	Roth Capital Partners
Co-Managers
Benchmark a StoneX Company	Loop Capital Markets

Neither we nor any of the underwriters have authorized anyone to provide you with information that is different than the information contained in this prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriters take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus or in any applicable free writing prospectus is accurate only as of the date of this prospectus or such free writing prospectus, as applicable, regardless of the time of delivery of this prospectus or any such free writing prospectus or of any sale of the securities offered hereby. Our business, results of operations, financial condition and prospects may have changed since that date.

This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. Neither we nor any of the underwriters have taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons who have come into possession of this prospectus in a jurisdiction outside the United States are required to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus outside of the United States.

PROSPECTUS SUMMARY

The following summary highlights selected information that is presented in greater detail elsewhere in this prospectus. It does not contain all the information you should consider before investing in our Class A common stock. You should read this entire prospectus carefully, including the information in our filings with the Securities and Exchange Commission (the “SEC”), incorporated by reference in this prospectus. In this prospectus, unless expressly indicated or the context suggests otherwise, references to: “Gloo,” “we,” “us” and “our” refer to (1) Gloo Holdings, LLC and its consolidated subsidiaries prior to the consummation of the Corporate Reorganization (as defined below), and (2) Gloo Holdings, Inc. and its consolidated subsidiaries, including Gloo Holdings, LLC, after the consummation of the Corporate Reorganization. Our fiscal year ends on January 31, and our fiscal years ended January 31, 2024, 2025 and 2026 are referred to herein as “fiscal 2023,” “fiscal 2024” and “fiscal 2025,” respectively.

Overview

Gloo exists because we believe that the faith and flourishing ecosystem—among the oldest, largest and most resilient ecosystems in the world—must be connected to thrive. Our mission is to build the leading technology platform and AI infrastructure serving this ecosystem, which remains highly fragmented and materially underserved by modern technology.

At the center of the faith and flourishing ecosystem are two interconnected groups: churches and frontline organizations (“CFLs”), which serve communities directly, and network capability providers (“NCPs”), which equip the CFLs with the tools, resources and infrastructure they need to succeed. In the U.S. alone, there are estimated to be over 415,000 Christian organizations, including over 315,000 Christian congregations leading mission-driven and nonprofit work in their communities, collectively addressing some of society’s most pressing social challenges.

Given the scale and importance of this fragmented ecosystem, we believe there is a significant opportunity to build the core technology infrastructure that enables CFLs and NCPs to operate more effectively, reach more people, increase their impact and facilitate more efficient exchange across the ecosystem. Our strategy is to address this opportunity through two core and reinforcing platform capabilities: Powering Tech and Powering Reach. By Powering Tech we help our customers modernize their technology systems, data and workflows through a trusted, AI-enabled technology platform. By Powering Reach we help our customers expand awareness, deepen engagement and increase donor support through differentiated media, marketing, fundraising and data capabilities.

Gloo’s platform strategy is underpinned by our growing leadership in Applied AI for the faith and flourishing ecosystem. We are leveraging advances in agentic AI, foundational models and services from leading AI providers, and innovations developed across our platform to apply AI to the real operations and mission-critical activities of churches, ministries and nonprofits. We believe these capabilities must be deployed in ways that protect theological integrity, strengthen relational ministry and advance human flourishing.

As part of this strategy, Gloo is taking on more of the work our customers have historically performed internally in situations where AI can now improve or execute those functions more effectively. In these engagements, we assume responsibility for certain technology operations, modernize underlying systems and workflows, and apply tailored agentic AI solutions to improve outcomes, lower costs and increase efficiency for customers, while also creating higher-margin and more durable revenue streams for Gloo. Supported by forward-deployed engineering resources working closely with customers, this model positions us to expand beyond traditional software spend into the significantly larger labor budgets that support operational execution across the faith and flourishing ecosystem.

According to a 2016 analysis conducted by the Interdisciplinary Journal of Research on Religion, the faith sector, including all religions of which Christianity is the largest in America, contributes approximately $1.2 trillion to the United States economy each year, reflecting its far-reaching role in communities, employment, services and civic life. According to Kentley Insights, faith-based organizations of all religions generated over $265 billion in revenue in 2025, up 8.2% from $245 billion in revenue in 2024. According to IBISWorld, Christian organizations, which comprise our primary customer focus, accounted for 88% of the aggregate revenue of religious organizations in the United States in each of 2025 and 2024. Although we have not undertaken an independent analysis to estimate the total addressable market for all of our current offerings or determined with precision the portion of this market that we may serve, we are confident that Gloo has substantial opportunities for continued growth. The significant majority of this economic activity is driven by donations, which sit at the financial center of the faith and flourishing ecosystem and powers the generosity that funds mission-driven work. This makes donor development a core capability within the ecosystem. As organizations face increasing pressure to fundraise more effectively, the need for integrated technology, marketing services and expertise becomes even more critical. These needs, coupled with the scale and economic value of this ecosystem, create a substantial market opportunity—one that is uniquely addressed by Gloo.

Our customer momentum is a strong early signal that our model is working. We have more than 25 customers with annual contract values above $1 million, demonstrating that the Gloo Platform is delivering the technology, services and AI-enabled capabilities the ecosystem increasingly needs. This traction reflects growing customer confidence in our differentiated approach and reinforces our leadership in Applied AI as a driver of deeper relationships, larger engagements and sustained growth.

The Flourishing Ecosystem

The faith and flourishing ecosystem is far broader than churches alone. It includes a diverse set of for-profit and nonprofit organizations that help humans flourish across seven essential areas of life: spirituality, relationships, purpose, finances, health, character and contentment.

We define human flourishing as holistic well-being in these seven dimensions, a definition rooted in scripture, philosophy and psychological research. We believe that the rapid evolution of AI and other new technologies has the potential to either accelerate or undermine human flourishing. Gloo exists to help ensure that technology is shaped as a force for good. Our product development is informed by the ongoing Global Flourishing Study, a collaboration between Harvard, Baylor and Gallup, based on data from over 200,000 people across 22 countries.

Our platform serves organizations that specialize across the seven dimensions of the Global Flourishing Study framework, which are:

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Spirituality: churches, ministries, Christian universities, seminaries
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Relationships: counseling centers, parenting and marriage resources, community outreach organizations
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Purpose: vocational training, community development, philanthropic networks
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Finances: nonprofit lending, values-aligned insurance, human resources and retirement plans
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Health: addiction recovery, mental health, wellness services, anti-trafficking organizations
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Character: values-aligned content including faith-based films and digital media
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Contentment: assessment tools, values-aligned publishers, wellness apps

Our platform connects and equips thousands of NCPs and CFLs, many of which represent these dimensions, empowering them to serve millions of people within what we believe is one of the most resilient and purpose-driven verticals in the modern economy. In addition, our products and service offerings are designed with a focus on furthering these seven dimensions of human flourishing and are used by mission-driven organizations in both the faith and flourishing ecosystems.

The Gloo Platform

Gloo’s platform is built around two core ecosystem needs: modernizing technology and expanding reach, engagement and donor support. Through Powering Tech and Powering Reach, and strengthened by our leadership in Applied AI, we are positioned to serve both.

The following sections describe the principal solutions within each capability area and the distinct customer segments and use cases they serve across the ecosystem.

Powering Tech

Gloo delivers a trusted, AI-powered technology platform that helps our customers modernize core systems, unify data, improve workflows and operate more effectively. With agentic capabilities bringing efficiencies and cost savings, our customers have more time and resources to focus on their mission.

Our platform is available to customers across the faith and flourishing ecosystem, from the smallest church to the largest faith-based institution. In addition, we are increasingly able to provide solutions to a broader secular market through strategic acquisitions, such as our acquisitions of Midwestern and Enterprisemarketdesk.

We also leverage our platform internally, allowing us to benefit directly from the same efficiencies and workflow improvements we deliver to our customers.

Powering Tech Solutions

Gloo 360 is a subscription-based offering for NCPs designed to modernize, operate and transform core IT infrastructure. It brings together applications, workflows and managed technology services on shared AI infrastructure and a common data foundation, enabling customers to improve efficiency, strengthen system integration and accelerate digital transformation. A key differentiator of Gloo 360 is our use of forward-deployed engineering talent, which works directly with customers to help build AI-enabled organizations and position them to benefit from AI-enabled workflows over time.

We offer Gloo 360 through subscription-based agreements, typically structured as annual or multi-year contracts. Subscription fees are recognized ratably over the service period and generally include a bundled combination of forward-deployed IT delivery, platform access and ongoing support services.

Gloo Workspace is a subscription-based offering for CFLs. It includes a suite of AI-powered tools that equip customers to create content, communicate with their congregations and extend their ministry. It includes three core products: Content Studio, Communications and Ministry Chat, which together help churches produce and distribute content, reach people through personalized SMS and email outreach and provide congregants with trusted, on-demand answers through an AI assistant trained on the church’s own content. As one of Gloo’s primary subscription relationships with churches and other CFLs, Gloo Workspace helps customers operate more effectively and increase their missional impact.

We offer our Gloo Workspace offerings through a tiered subscription model consisting of free, paid and premium tiers. Our free tier provides core platform access to users. Our paid and premium tiers provide additional features and are billed to customers on a monthly or annual contract basis. Paid subscriptions are recognized ratably over the applicable service period, with annual arrangements generally providing pricing advantages relative to monthly billing.

Subscription revenue represented 18% of our total revenue for the year ended January 31, 2026 and 21% of our total revenue for the three months ended April 30, 2026. No individual component of subscription revenue represented a material part of our total revenue for the year ended January 31, 2026 or the three months ended April 30, 2026.

Powering Tech also includes Platform Solutions delivered through Gloo 360 as well as through Midwestern and Servant, which are among our consolidated subsidiaries that we refer to as Gloo Capital Partners. These offerings include services-based and project-oriented engagements that help customers implement technology, modernize workflows and advance digital transformation initiatives. A key component of these engagements is our use of forward-deployed engineering talent, which is directly embedded into customer teams and strategies to implement solutions, support execution and help build AI-enabled organizations.

Powering Reach

Gloo also offers the Gloo Media Network, a full-service platform to help organizations expand awareness, deepen engagement and increase donor support. Through our Gloo Capital Partners, Masterworks and Westfall Group, we provide end-to-end donor engagement capabilities spanning awareness, acquisition, cultivation, stewardship and long-term giving. These capabilities are further strengthened through another Gloo Capital Partner, Barna, whose research and insights help inform strategy, messaging and campaign effectiveness.

A key differentiator is Masterworks’ proprietary media inventory developed specifically for Christian audiences, which enables faith-based organizations to reach audiences in trusted environments where their messages are contextually relevant. This inventory also provides a differentiated channel for select secular advertisers seeking to engage these audiences in an authentic and effective manner.

Powering Reach Solutions

Advertising and marketing offerings within Powering Reach are delivered through our Gloo Capital Partners, including Masterworks, Westfall Group, Barna and Outreach. These offerings help customers expand awareness, strengthen engagement and grow donor support through a combination of media execution, fundraising strategy, audience development and research driven insight.

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Masterworks provides donor media and campaign execution capabilities.
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Westfall Group provides major donor engagement, events and fundraising services.
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Barna provides research and insights that improve targeting, messaging and effectiveness.
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Outreach provides a marketplace offering that serves churches and other CFLs by connecting them with curated physical and digital products, resources and services tailored to the faith and flourishing ecosystem.

Like Powering Tech, Powering Reach also includes Platform Solutions, which are delivered through Masterworks and related services engagements. In an Applied AI world, we believe these offerings represent a significant growth opportunity for Gloo as organizations increasingly seek trusted partners to apply data, automation and AI-enabled workflows to donor engagement, media execution and campaign strategy.

Applied AI

AI is a foundational capability across our platform and an important driver of innovation, efficiency and differentiation. We define Applied AI as the use of AI in workflows, operations and mission-critical activities across the faith and flourishing ecosystem. In this context, agentic AI, together with values-aligned AI provides the foundation for a trusted framework designed to support safe, appropriate and theologically aligned deployment while strengthening relational ministry and advancing human flourishing.

Our Applied AI strategy is focused on three areas: building the core AI capabilities the ecosystem needs, embedding AI across our solutions and helping both customers and Gloo itself deploy AI agents and transition toward more agentic operating models. We believe these priorities will strengthen our platform, enhance customer outcomes and reinforce our leadership position in Applied AI for the faith and flourishing ecosystem.

Our Flourishing AI Initiative (“FAI”) includes ongoing research into how AI models engage with faith, meaning and values, as well as the development of benchmarks and evaluation frameworks to assess AI alignment with flourishing-oriented outcomes. FAI informs the technical development of our products and service offerings, including Gloo AI Studio, and the standards we apply when evaluating third-party models and platforms for use within the Gloo platform.

We believe delivering Applied AI begins with providing the core capabilities needed to embed AI into the workflows and systems used by ministries, churches, nonprofits and other ecosystem participants. These capabilities include four foundational components:

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Agents – intended to assist with tasks, workflows and operational activities across a range of organizational contexts, and over time, supported by a library of reusable agents designed for common functions across Gloo’s platform and among NCPs.
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Values-aligned AI – intended to support trust, safety, theological integrity and human flourishing.
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Unified data infrastructure – which Gloo believes is essential to meaningful AI deployment and is designed to reconcile and unify organizational, content and marketing data into a trusted foundation for AI-enabled applications.
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Trusted chat-based interfaces – designed to allow users to engage with AI through natural language and to support ecosystem development as conversational interfaces become increasingly important.

Through Gloo AI Studio, we make these capabilities available to Gloo’s customers and developers across the ecosystem, enabling them to build AI-powered solutions for their organizations on top of our infrastructure. Gloo AI Studio provides an interface where customers can access and leverage these AI-driven primitives for building AI-native applications and services.

Our AI-powered platform provides a broad set of APIs and services, including the following:

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Gloo AI Data Engine – A proprietary enrichment and retrieval service that transforms raw content, including books, sermons, transcripts and media, into structured, AI-optimized knowledge bases. Through ingestion, tagging, indexing and enrichment pipelines, it produces transcripts, metadata, embeddings and derivative assets optimized for semantic retrieval and integration into AI tools.
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Gloo AI APIs – Developer-facing services for enrichment, retrieval, inference and orchestration. These include:
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Data Engine Service API – enabling ingestion and enrichment of content.
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Search API – hybrid semantic and symbolic search across theological, scriptural and flourishing categories.
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Completions API – orchestrated inference routed through expert models and tool agents.
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Chat API – retrieval-augmented conversational output with citations and values alignment.
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Gloo Code – enabling efficient, values-aligned code generation.

These capabilities are embedded in our AI-powered platform across many of our product and service offerings, including data analysis, transcription, enrichment and agentic workflows. Through a unified gateway, the platform provides access to a wide selection of frontier AI models spanning multiple providers, alongside a set of tools and guardrails designed to guide AI outputs toward outcomes that support human flourishing.

Gloo AI Studio integrates third-party platforms, including closed-source technology from leading frontier AI providers as well as open-source technologies, to support and extend the platform’s core functionality. These capabilities use the foundational models from major providers as well as a broad set of open-source models. We use major frontier AI technologies from providers such as OpenAI, Anthropic and Google, together with open-source models, to enable our flexible and values-aligned AI capabilities that we offer to the faith and flourishing ecosystem. Our hybrid approach to third-party AI platforms allows us to benefit from global advances in open-source and frontier AI while maintaining differentiation through our proprietary orchestration, datasets and alignment layers. We are not substantially dependent on any single AI platform provider, and we use their models under their standard terms and conditions.

We are also embedding these AI capabilities across our existing solutions, including Gloo 360, Gloo Media Network, Masterworks, and Gloo Workspace to improve data integration, conversational experiences, workflow automation, personalization, and agent-driven execution.

Through Gloo 360 in particular, we believe we are positioned to address a significant people-cost opportunity by taking on key operational functions and transforming manual, labor-intensive processes into more agentic operating models, driving significant efficiency gains and economies of scale.

More broadly, we believe the long-term opportunity of Applied AI extends beyond individual products and workflows to helping organizations operate in more scalable, efficient and effective ways. By enabling customers, partners and Gloo itself to adopt more agentic operating models, we aim to expand capacity and improve execution across the faith and flourishing ecosystem.

Our approach is grounded in our core principles of serving those who serve, advancing human flourishing and shaping technology for good. We believe AI should be deployed in ways that support mission effectiveness, preserve relational ministry and create practical value across the ecosystem.

Our Growth Strategy

Our growth strategy combines continued organic execution with targeted strategic acquisitions to expand the platform and strengthen our position in the ecosystem. Organically, we drive growth through a combination of product-led and sales-led motions, enabling broader adoption of our offerings while deepening engagement across customers and partners. In parallel, we pursue selective acquisitions that reinforce our two core capabilities, Powering Tech and Powering Reach. Our growth approach adds scale, resources and accretive revenue and EBITDA to the platform, while our controlling ownership positions allow for consolidated financial results and increasing operating leverage over time.

We believe we are the only company to offer a platform with the same breadth and depth of offerings across the faith and flourishing ecosystem. By combining organically developed solutions with strategic acquisitions, we are creating a competitive advantage that is difficult to replicate. As our platform expands and ecosystem participation deepens, our model strengthens both our competitive position and long-term economics.

Revenue Categories

Gloo reports revenue in two categories: Platform Revenue and Platform Solutions Revenue. We generate revenue through four core streams: subscriptions, advertising and marketing services, marketplace offerings and platform solutions. Platform Revenue includes our more recurring and scalable offerings, while Platform Solutions Revenue reflects services-based solutions that are typically project-oriented in nature.

Our Competitive Strengths

Connecting what we believe to be one of the largest ecosystems in humanity requires a diverse set of skills and strengths. We believe our competitive strengths include:

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Connecting a Large, Diverse and Fragmented Faith and Flourishing Ecosystem – With over 140,000 churches and ministry leaders and over 3,000 active NCPs on our platform as of July 31, 2025, we believe we have built a trusted digital environment at scale in the faith and flourishing ecosystem. To our knowledge, no other company has aggregated a comparable breadth and diversity of ecosystem participants.

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Differentiated Access to Ecosystem Relationships – We believe our ability to convene the ecosystem is a core differentiator. This is rooted in our extensive relational capital, cultivated through over ten years of trust-building and delivering value to the ecosystem. We facilitate dialogues that lead to actionable solutions and strengthened partnerships, contributing to current and future customers, as well as Gloo Capital Partner acquisitions and investments.
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Developing AI for the Faith and Flourishing Ecosystem – Gloo’s competitive strength in AI lies in our ability to combine advanced AI capabilities, trusted ecosystem distribution, and deep domain expertise to deliver Applied AI solutions purpose built for the faith and flourishing ecosystem. This reflects Gloo’s definition of Applied AI: applying AI to real operations, workflows, and mission critical activities in ways that protect theological integrity, strengthen relational ministry, and advance human flourishing.
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Demonstrated Strategic Vision and Execution – As of the date of this prospectus, we have executed 20 strategic investments and acquisitions across key segments of the faith and flourishing ecosystem, integrating best-of-breed NCPs with proprietary products, strong customer relationships and established market presence.
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Experienced Board and Management Team – We are led by what we believe is a world-class board and executive team with deep expertise in both technology and the markets in which we operate. The team brings a proven track record in building scalable platforms, driving digital transformation and forging high-impact partnerships. Scott Beck, our co-founder, president and chief executive officer, is a veteran entrepreneur with over 40 years of experience in scaling businesses such as Blockbuster and Home Advisor. Pat Gelsinger, our executive chair and head of technology, brings more than 45 years of technology leadership, including his roles as chief executive officer of Intel and of VMware. They are joined by seasoned leaders with experience from Meta, Microsoft, McKinsey, YouVersion, Christianity Today and Hobby Lobby, forming a strongly qualified team to execute our growth strategy and scale Gloo’s impact across the faith and flourishing ecosystem.

Our Competition

Our platform operates across a broad and highly fragmented market. We believe our competition primarily falls into five categories:

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Faith-tech and general market point solutions, including providers of church management systems, communications tools and engagement platforms such as Subsplash, Ministry Brands, Planning Center and Mailchimp that compete with the Gloo Workspace communications and insights products.
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Proprietary and custom systems, including larger ministries that build internal technology stacks that compete with our Gloo 360 solutions.
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Traditional advertising networks, including large media and marketing platforms that offer reach and audience access such as Meta and Google that compete with the Gloo Media Network.
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Technology development solutions, including providers that compete with the platform solutions offered by our Gloo Capital Partners, Midwestern and Servant.io.
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Specialized and general e-commerce marketplaces, including providers of physical and digital products sold to CFLs for their operations, such as Amazon and Concordia Supply that compete with Outreach and our other e-commerce marketplaces.

Although we face competition across these categories, we believe we are the only company to offer a platform with this breadth and depth offerings across the faith and flourishing ecosystem. By combining organically developed solutions with strategic acquisitions, we are creating a competitive advantage that is difficult to replicate.

Risk Factors Summary

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this prospectus summary. The following is a summary of the principal risks we face:

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We have limited operating history and experience with scaling our platform, which makes it difficult to evaluate our business and prospects and forecast our future results.
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Our recent growth may not be sustainable or indicative of future performance.
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We have a history of net losses and may not achieve profitability in the future.
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There is no assurance that we will be able to continue as a going concern without achieving profitable operations or raising additional capital through potential equity or debt financing transactions, which we may not be able to obtain on favorable terms or at all.
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If we fail to acquire new customers or the faith and flourishing ecosystem does not develop as we anticipate, our sales will not grow as quickly as expected, or at all, and our business, financial condition and results of operations will be harmed.
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If we fail to retain our customers, or our customers do not renew or extend their subscriptions or other contracts, or renew or extend on less favorable terms, our revenue may decline or grow less quickly than anticipated, which would harm our business, financial condition and results of operations.
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A decrease in charitable donations or other external funding of our customers and potential customers may result in reduced demand for our platform offerings, which could adversely affect our business, results of operations, financial condition and prospects.
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Failure to effectively develop and expand our sales and marketing capabilities, including reliance on product-led sales efforts, could harm our ability to increase our customer base and achieve broader market acceptance and utilization of our platform.
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We are subject to certain risks as a mission-driven company.
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We depend on Mr. Beck and our senior management team to operate our business, and the loss of one or more of them could adversely affect our business.
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If we do not continue to innovate and further develop our platform offerings, if our platform developments do not perform as anticipated or if we are not able to keep pace with technological developments, we may not remain competitive, and our business, results of operations, financial condition and prospects could be adversely affected.
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If we fail to develop, maintain and enhance our brand and reputation cost-effectively, our business, financial condition and results of operations could be adversely affected.
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The markets in which we participate are competitive, and if we do not compete effectively, our business, financial condition and results of operations could be harmed.
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We may require additional capital to support the growth of our business, and such capital might not be available on favorable terms or at all.
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Revenues and profits generated through our acquisitions and investments may be less than anticipated, and we may fail to uncover all acquired liabilities that could result in unanticipated costs, losses, declines in profits and potential impairment charges, and for which we may not be indemnified in full.

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If we are unable to identify attractive acquisition or investment targets, acquire or invest in them at attractive prices or successfully integrate their operations or otherwise realize their anticipated benefits, we may be unsuccessful in growing our business.
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Sellers in our acquisitions of Visitor Reach, LLC ("Visitor Reach") and Midwestern Interactive, LLC ("Midwestern") have repurchase rights during specified periods, and any exercise of such rights could adversely affect our business, financial condition and results of operations. The existence of the repurchase rights may increase the likelihood of an impairment charge, complicate the overall integration process and decrease the benefits potentially realizable from investment synergies.
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Interruptions or performance problems associated with our platform and the technology we use might harm our business, financial condition and results of operations.
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We are developing new AI platform offerings and incorporating AI-technology into certain of our platform offerings, which may result in operational, financial and reputational harm and other adverse consequences to our business.
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Our business is subject to complex and evolving laws, regulations and industry standards, and unfavorable interpretations of, or changes in, or our actual and perceived failure to comply with these laws, regulations and industry standards could substantially harm our business and results of operations.
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We identified material weaknesses in our internal control over financial reporting in connection with the preparation and audit of our financial statements for the fiscal years ended January 31, 2025 and 2024, and these material weaknesses continued to exist as of April 30, 2026. We may identify additional material weaknesses in the future that may cause us to fail to meet our reporting obligations or result in material misstatements of our financial statements. If we fail to remediate existing material weaknesses, identify additional material weaknesses or fail to establish and maintain effective internal control over financial reporting, our ability to accurately and timely report our financial results could be adversely affected.
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Our co-founder, president and chief executive officer, Mr. Beck, and his affiliates control a majority of the voting power of our outstanding capital stock and this limits other stockholders’ ability to influence or direct the outcome of key corporate actions and transactions, including a change in control.
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Although we do not expect to rely on the “controlled company” exemption under the rules and regulations of the Nasdaq Stock Market, we have the right to use such exemption and therefore could in the future avail ourselves of certain reduced corporate governance requirements.
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Our quarterly results might fluctuate and if we fail to meet the expectations of analysts or investors, the trading price of our Class A common stock could decline substantially.
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Substantial future sales of shares of our Class A common stock, or the perception that such sales may occur, could cause the trading price of our Class A common stock to decline.
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If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.
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Substantial amounts of our outstanding shares may be sold into the market when the lock-up period ends. If there are substantial sales of shares of our Class A common stock, the price of our Class A common stock could decline.
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We have broad discretion in the use of our existing cash, cash equivalents and short-term investments and the net proceeds from this offering and may not use them effectively.

Our Risk Factors are not guarantees that no such conditions exist as of the date of this prospectus and should not be interpreted as an affirmative statement that such risks or conditions have not materialized, in whole or in part.

Corporate Information

We were originally formed as Gloo Holdings, LLC, a Delaware limited liability company, in November 2013. Gloo Holdings, Inc., a Delaware corporation, was incorporated on May 9, 2025, as a wholly owned subsidiary of Gloo Holdings, LLC. On November 19, 2025, we completed a series of internal organizational transactions pursuant to which Gloo Holdings, LLC became a wholly owned subsidiary of Gloo Holdings, Inc. and the members of Gloo Holdings, LLC immediately prior to the consummation of such transactions became holders of shares of Class B common stock of Gloo Holdings, Inc. (the “Corporate Reorganization”) in preparation for our initial public offering. As a result of the Corporate Reorganization, Gloo Holdings, Inc. became the sole managing member of Gloo Holdings, LLC.

Our principal executive offices are located at 831 Pearl Street, Boulder, Colorado 80302 and our telephone number is (303) 381-2645. Our website address is www.gloo.com. Information contained on, or that can be accessed through, our website or linked therein or otherwise connected thereto is not a part of, and is not incorporated into, this prospectus or the registration statement of which this prospectus forms a part. We have included our website address in this prospectus solely as an inactive textual reference.

We use Gloo, the Gloo logo and other marks as trademarks in the United States and other countries. This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). As such, we may take advantage of reduced disclosure and other requirements otherwise generally applicable to public companies, including, but not limited to:

•
exemption from the requirement to have our registered independent public accounting firm attest to management’s assessment of our internal control over financial reporting;
•
exemption from compliance with the requirement of the Public Company Accounting Oversight Board (the “PCAOB”) regarding the communication of critical audit matters in the auditor’s report on the financial statements;
•
reduced disclosure about our executive compensation; and
•
exemptions from the requirements to hold non-binding advisory votes on executive compensation and on the frequency of such votes as well as stockholder approval of any golden parachute arrangements not previously approved.

We will remain an emerging growth company until the earliest to occur of: (1) the last day of the fiscal year in which we have at least $1.235 billion in annual revenue; (2) the date we qualify as a “large accelerated filer,” with at least $700.0 million of equity securities held by non-affiliates as of the last business day of our most recently completed second fiscal quarter; (3) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; and (4) December 31, 2030.

As a result of this status, we have taken advantage of reduced disclosure requirements in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies unless it otherwise irrevocably elects not to avail itself of this exemption. We have elected to use this extended transition period for complying with new or revised accounting standards until we are no longer an emerging growth company or until we affirmatively and irrevocably opt out of the extended transition period. As a result, our consolidated financial statements may not be comparable to the financial statements of companies that comply with new or revised accounting pronouncements as of public company effective dates.

See the section titled “Risk Factors—Risks Related to Regulation and Taxation—We are an emerging growth company and a smaller reporting company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies and smaller reporting companies could make our Class A common stock less attractive to investors.”

We are also a “smaller reporting company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will remain a smaller reporting company until the last day of the fiscal year in which the aggregate market value of our Class A common stock that is held by non-affiliates is at least $250 million or the last day of the fiscal year in which we have at least $100 million in revenue and the aggregate market value of our Class A common stock that is held by non-affiliates is at least $700 million (in each case, with respect to the aggregate market value of our Class A common stock held by non-affiliates, as measured as of the last business day of the second quarter of such fiscal year). If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10‑K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. See the section titled “Risk Factors—Risks Related to Regulation and Taxation—We are an emerging growth company and a smaller reporting company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies and smaller reporting companies could make our Class A common stock less attractive to investors.”

THE OFFERING

Class A common stock offered by us	7,000,000 shares.

Underwriters’ option to purchase additional shares from us	1,050,000 shares.

Class A common stock to be outstanding immediately after this offering	18,405,352 shares (or 19,455,352 shares if the underwriters exercise their option to purchase additional shares in full).

Class B common stock to be outstanding immediately after this offering	69,166,937 shares.

Total Class A common stock and Class B common stock to be outstanding immediately after this offering	87,572,289 shares (or 88,622,289 shares if the underwriters exercise their option to purchase additional shares in full).
Indications of Interest

In addition, Scott Beck, Pat Gelsinger and certain other members of our board of directors and their affiliated entities have committed to purchasing at least $6.0 million in shares of our Class A common stock being offered in this offering at the public offering price. Because these commitments are not binding agreements to purchase, they could determine to purchase more, fewer or no shares in this offering, or we could determine to sell more, fewer or no securities to them. The underwriters will receive the same discount on any shares of Class A common stock purchased by such persons as they will on any other shares of Class A common stock sold to the public in this offering.

Use of proceeds

We estimate that the net proceeds from the sale of shares of our Class A common stock in this offering will be approximately $20.4 million (or approximately $23.6 million if the underwriters exercise their option to purchase additional shares in full), which is based on the public offering price of $3.25 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for general corporate purposes, including acquisitions and investments in businesses, products, services or technologies, working capital, operating expenses and capital expenditures. However, we do not have agreements or commitments for any acquisitions or investments at this time for which we will use the proceeds from this offering. See the section titled “Use of Proceeds.”

Voting rights

Each share of our Class A common stock is entitled to one vote per share and each share of our Class B common stock is entitled to ten votes per share. Holders of our Class A common stock and Class B common stock generally vote together as a single class, unless otherwise required by law or our amended and restated certificate of incorporation. Immediately following the completion of this offering, Scott Beck, our co-founder, president and chief executive officer, will control 53.3% of the voting power of our outstanding capital stock, taking into account the Class B Conversion (as defined below). As a result, Mr. Beck is able to significantly influence any action requiring the approval of our stockholders, including the election of our board of directors, the adoption of amendments to our certificate of incorporation and our amended and restated bylaws and the approval of any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction. See the section titled “Description of Capital Stock.”

Risk factors

See the section titled “Risk Factors” of this prospectus, and the other information included in, or incorporated by reference into, this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Class A common stock.

Nasdaq Global Select Market trading symbol	“GLOO”

The total number of shares of Class A common stock and Class B common stock that will be outstanding immediately after this offering is based on 11,405,352 shares of our Class A common stock and 69,166,937 shares of our Class B common stock outstanding as of April 30, 2026, and excludes the following:

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10,118,529 shares of Class A common stock issued upon conversion of an equal number of shares of Class B common stock from May 1, 2026 through July 2, 2026 (the “Class B Conversion”);
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4,281,939 shares of our Class B common stock issuable upon the exercise of outstanding options under the Gloo Holdings, LLC Membership Unit Option Plan (the “2014 Plan”) as of April 30, 2026, with a weighted-average exercise price of $7.79;
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9,264,329 shares of our Class A common stock issuable upon the exercise of outstanding options under the 2025 Equity Incentive Plan (the “2025 Plan”) as of April 30, 2026, with a weighted-average exercise price of $7.64;
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150,000 shares of our Class A common stock issuable upon the vesting and settlement of outstanding restricted stock units under the 2025 Plan awarded as of April 30, 2026;
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199,999 shares of Class B common stock issuable upon the exercise of warrants outstanding as of April 30, 2026, with a weighted-average exercise price of $18.00 per share;
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8,198,170 shares of Class A common stock reserved for future issuance under the 2025 Plan as of April 30, 2026, as well as any automatic increases in the number of shares of our Class A common stock reserved for future issuance under this plan;
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500,000 shares of Class A common stock reserved for future issuance under the 2025 Employee Stock Purchase Plan (the “ESPP”) as of April 30, 2026, as well as any automatic increases in the number of shares of our Class A common stock reserved for future issuance under this plan; and
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298,835 shares of Class B common stock held by our consolidated, majority-owned subsidiaries as of April 30, 2026, which are not entitled to vote pursuant to Section 160(c) of the Delaware General Corporation Law.

Except as otherwise indicated, all information in this prospectus assumes or gives effect to the following:

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no conversions of shares of Class B common stock into shares of Class A common stock since April 30, 2026;
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21,057 shares of Class B common stock and 277,778 shares of Class A common stock held by our consolidated, majority-owned subsidiaries as of the date of this prospectus are not treated as outstanding on each applicable date because they are not entitled to vote pursuant to Section 160(c) of the Delaware General Corporation Law;
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no exercise of outstanding options or warrants or vesting or restricted stock units described above;
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no purchase of shares of our Class A common stock in this offering by our directors, executive officers or existing stockholders; and
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no exercise of the underwriters’ option to purchase additional shares.

SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

The following tables set forth our summary consolidated financial and other data. The summary consolidated statements of operations data for the years ended January 31, 2025 and 2026 have been derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2026, which are incorporated by reference in this prospectus. The summary condensed consolidated statements of operations data for the three months ended April 30, 2025 and 2026, and the summary condensed consolidated balance sheet data as of April 30, 2026, are derived from our unaudited interim consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2026, which are incorporated by reference in this prospectus. The summary consolidated financial data in this section are not intended to replace, and are qualified in their entirety by, the consolidated financial statements and related notes.

	Year Ended January 31,		Three Months Ended April 30,
	2025	2026	2025	2026
	(in thousands)
Consolidated Statements of Operations Data:
Revenue:
Platform revenue	$22,873	$57,208	$8,495	$24,112
Platform solutions revenue	330	37,452	3,807	17,418
Other revenue	13	—	—	—
Total revenue	23,216	94,660	12,302	41,530
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization)(1)	19,749	71,554	8,874	28,101
Product development(1)	13,551	23,744	5,712	3,895
Sales and marketing(1)	22,619	36,354	7,324	9,627
General and administrative(1)	15,098	60,016	9,942	15,220
Depreciation and amortization	7,714	11,163	2,527	3,427
Impairment of goodwill	27,753	—	—	—
Total operating expenses	106,484	202,831	34,379	60,270
Operating loss	(83,268)	(108,171)	(22,077)	(18,740)
Other expense (income):
Interest expense	4,738	14,347	2,752	977
Other income, net	(687)	(2,367)	(421)	(1,071)
Loss (gain) from change in fair value of financial instruments	(1,301)	33,528	3,190	(750)
Loss on extinguishment of debt	—	7,473	—	—
Total other expense (income), net	2,750	52,981	5,521	(844)
Net loss before income taxes	(86,018)	(161,152)	(27,598)	(17,896)
Income tax (expense) benefit	796	(362)	(33)	845
Income (loss) from equity method investments, net	(580)	2,782	673	—
Net loss	(85,802)	(158,732)	(26,958)	(17,051)
Less: net loss attributable to noncontrolling interests	(113)	(1,604)	(556)	(227)
Net loss attributable to common members/stockholders	$(85,689)	$(157,128)	$(26,402)	$(16,824)
Net loss per unit/share attributable to common members/stockholders, basic and diluted	$(13.65)	$(8.03)	$(3.87)	$(0.21)
Weighted average units/shares used in computing net loss per unit/share attributable to common members/stockholders	7,764,474	22,696,229	8,217,025	80,769,952

(1)
Equity-based compensation expense was allocated in cost of revenue and operating expenses as follows:

	Year Ended January 31,		Three Months Ended April 30,
	2025	2026	2025	2026
	(in thousands)
Cost of revenue (exclusive of depreciation and amortization)	$23	$11	$9	$18
Product development	1,056	3,891	530	675
Sales and marketing	551	4,485	192	1,276
General and administrative	2,157	7,063	1,452	1,780
Total equity-based compensation	$3,787	$15,450	$2,183	$3,749

	As of April 30, 2026
	Actual	As Adjusted(1)
	(in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$32,974	$53,344
Working capital (2)	(3,406)	16,964
Total assets	238,999	259,369
Total liabilities	94,627	94,627
Mezzanine equity	3,666	3,666
Common stock
Class A common stock	11	18
Class B common stock	70	70
Additional paid-in capital	182,372	202,735
Equity attributable to noncontrolling interests	18,615	18,615
Total stockholders’ equity	140,706	161,076

(1)
This column gives effect to the issuance and sale by us of 7,000,000 shares of Class A common stock in this offering at the public offering price of $3.25 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
(2)
Working capital is defined as current assets less current liabilities.

Non-GAAP Financial Measure

In addition to our results and measures of performance determined in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), we also evaluate our operating performance using Adjusted EBITDA, a non-GAAP financial measure. We use this non-GAAP financial measure to evaluate our core operating performance, support planning and forecasting, and assess strategic opportunities. This non-GAAP financial measure is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with U.S. GAAP, and may be different from a similarly titled measure used by other companies. See the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measure” included in our Quarterly Report on Form 10-Q for the three months ended April 30, 2026, and in our Annual Report on Form 10-K for the year ended January 31, 2026, which are incorporated by reference in this prospectus, for more information regarding our use of Adjusted EBITDA.

	Year Ended January 31,		Three Months Ended April 30,
	2025	2026	2025	2026
	(in thousands)
Net loss attributable to common stockholders	$(85,689)	$(157,128)	$(26,402)	$(16,824)
Net loss attributable to noncontrolling interests	(113)	(1,604)	(556)	(227)
Net loss	(85,802)	(158,732)	(26,958)	(17,051)
Adjusted to exclude:
Interest expense	4,738	14,347	2,752	977
Income tax expense (benefit)	(796)	362	33	(845)
Depreciation and amortization	7,714	11,163	2,527	3,427
Equity-based compensation	3,787	15,450	2,183	3,749
Impairment of goodwill	27,753	—	—	—
Loss (gain) from change in fair value of financial instruments	(1,301)	33,528	3,190	(750)
Restructuring costs	687	1,680	—	74
Transaction related bonuses	—	732	—	—
Loss on extinguishment of debt	—	7,473	—	—
Income (loss) from equity method investments, net	580	(2,782)	(674)	—
Interest income	(665)	(1,023)	(61)	(368)
IPO related costs	—	4,738	502	54
One-time employee tax credit	—	(1,285)	—	(1,191)
Opening balance sheet adjustment to the measurement period	—	—	—	471
Adjusted EBITDA	$(43,305)	$(74,349)	$(16,506)	$(11,453)

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. Before making an investment decision, you should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, or incorporated by reference, including our consolidated financial statements and related notes thereto in our Annual Report on Form 10-K for the year ended January 31, 2026, and in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2026, which is incorporated by reference in this prospectus. Our business, results of operations, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. If any of the following risks occur, our business, results of operations, financial condition and prospects could be adversely affected. In that event, the market price of our Class A common stock could decline, and you could lose part or all of your investment. Our risk factors are not guarantees that no such conditions exist as of the date of this prospectus and should not be interpreted as an affirmative statement that such risks or conditions have not materialized, in whole or in part.

Risks Related to Our Business and Industry

We have limited operating history and experience with scaling our platform, which makes it difficult to evaluate our business and prospects and forecast our future results.

We have limited operating history and experience with scaling our platform, which makes it difficult to evaluate our business and prospects and forecast our future results. In fiscal 2023, we generated the majority of our revenue from the He Gets Us media campaign. In fiscal 2024, we generated the majority of our revenue from sales of products and services through Outreach, which represented approximately 88% of our total revenue. We saw further diversification of our revenue during fiscal 2025 through acquisitions, which represented approximately 56% of our total revenue, as well as scaling our platform. Managing and expanding our operations is expensive and time-consuming, and our growth could be inhibited if we are unable to leverage our organization and resources effectively.

Our limited history and experience operating our current business may also negatively impact our ability to plan strategic acquisitions, investments and initiatives to further expand our business and platform offerings. In addition, existing and future operational and strategic initiatives may have long return-on-investment time-horizons. As a result, we will not be able to adequately assess the benefits of such acquisitions, investments and initiatives until we have already made substantial investments of time and capital, resulting in high opportunity costs. We are also devoting significant resources to bolstering our technology infrastructure, financial and accounting systems and controls, sales, marketing and engineering capabilities, and operations and support infrastructure, as well as to retain, manage and train employees in geographically dispersed locations to service new and existing customers. We may not successfully accomplish any of these objectives in a timely manner or at all.

We have encountered and will continue to encounter risks and uncertainties frequently experienced by growing companies with limited operating histories. If our assumptions regarding such risks and uncertainties, which we use to plan and operate our business, are incorrect or change, or if we do not address these risks successfully, our results of operations could differ materially from our and our investors’ expectations and any longer-term benefits to our investors may not materialize within the timeframe we expect or at all, which could harm our business, results of operations, financial condition and prospects.

Our recent growth may not be sustainable or indicative of future performance.

Our recent growth has placed and is expected to continue to place significant demands on our managerial, financial, operational, technological and other resources. The continued growth and expansion of our business depends on a number of factors, including our ability to:

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maintain and grow our platform offerings and user engagement;
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manage increasingly complex business operations;

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acquire and invest in additional Gloo Capital Partners;
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sell and renew subscriptions to our platform offerings;
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increase the number of customers on our platform;
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increase the number and volume of transactions on our marketplace;
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expand our sales and marketing organization to drive our sales pipeline;
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expand our business;
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increase awareness of our brands;
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continue to innovate and introduce new platform offerings;
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maintain operational and financial systems that can support our expected growth;
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continue to increase operational and financial systems automation to reduce reliance on manual operations; and
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maintain and improve our technology infrastructure.

The growth and expansion of our business will require significant additional resources, financial and otherwise, to meet our needs, which may not be available in a cost-effective manner or at all. Our investments may not result in the growth of our business. Even if our investments do result in the growth of our business, if we do not effectively manage our growth, we may not be able to successfully execute on our business plan, respond to competitive pressures, take advantage of market opportunities, maintain the quality of our platform or satisfy customer expectations, any of which could adversely affect our business, results of operations, financial condition and prospects. You should not rely on our historical rate of growth as an indication of our future performance or the rate of growth we may experience going forward or with respect to any new offerings we may introduce.

We have a history of net losses and may not achieve profitability in the future.

We have incurred net losses since our inception, and we may not be able to achieve or maintain profitability in the future. Our expenses will likely increase in the future as we expect to invest significant additional funds to develop and expand our platform, increase our sales and marketing efforts and continue to operate as a public company, and we may not be able to increase our revenue enough to offset our increased operating expenses. Our efforts to grow our business may be more costly than we expect and may not result in increased revenue or growth in our business. We may make significant capital investments and incur recurring or new costs, and our investments may not generate sufficient returns. We may also be required to raise additional capital, which may not be available to us on favorable terms or at all. Any failure to increase our revenue sufficiently to keep pace with our investments and other expenses could prevent us from achieving or maintaining profitability or positive cash flow on a consistent basis or at all.

If we are unable to successfully address these risks and challenges as we encounter them, our business, results of operations, financial condition and prospects could be adversely affected. We may also incur significant losses in the future for a number of reasons, including the other risks described in this prospectus, and unforeseen expenses, difficulties, complications or delays, and other unknown events. We cannot assure you that we will ever achieve or sustain profitability and may continue to incur significant losses going forward. Any failure by us to achieve or sustain profitability on a consistent basis could have a material adverse effect on our business, financial condition and results of operations and cause the trading price of our Class A common stock to decline.

There is no assurance that we will be able to continue as a going concern without achieving profitable operations or raising additional capital through potential equity or debt financing transactions, which we may not be able to obtain on favorable terms or at all.

As of April 30, 2026, we held cash and cash equivalents of $33.0 million and had an accumulated deficit of $56.9 million. Additionally, since our inception, we have generated significant operating losses and we incurred net losses of $158.7 million and $85.8 million and used $80.5 million and $46.1 million of cash in operating activities for the years ended January 31, 2026 and 2025, respectively. We incurred a net loss of $17.1 million and used $17.1 million of cash in operating activities for the three months ended April 30, 2026. Our management assessed our current financial condition, characterized by recurring operating losses, negative cash flows, limited liquid resources and dependence on external financing, as well as the funds required to execute our business plan over the evaluation period. Based on these factors, our management has concluded there is substantial doubt about our ability to continue as a going concern for at least 12 months from the date the financial statements as of and for the three months ended April 30, 2026 are issued. Because it is not possible at this time to predict the outcome of future equity placements or additional borrowings, substantial doubt remains regarding our ability to continue as a going concern during the following year.

Our ability to continue as a going concern will be dependent on ultimately achieving profitable operations or raising additional capital through potential equity or debt financing transactions or both. Additionally, our plans include, but are not limited to, generating revenue through subscriptions of our expanding technology and AI offerings, increased marketplace offerings and growing advertising services, as well as seeking external sources of liquidity. If adequate funds are not available, we may be required to delay or modify our business plans, potentially including the timing of planned capital expenditures, development and other activities, all of which, individually or in the aggregate, could have material negative consequences to us and our results of operations and business relationships. Additionally, the sale of additional equity may dilute existing stockholders and newly issued shares may contain senior rights and preferences compared to currently outstanding shares of our Class A common stock. Issued debt securities may contain covenants and limit our ability to pay dividends or make other distributions to stockholders.

If we fail to acquire new customers or the faith and flourishing ecosystem does not develop as we anticipate, our sales will not grow as quickly as expected, or at all, and our business, financial condition and results of operations will be harmed.

We believe the market for our platform is substantial. However, it is uncertain to what extent or how widespread market acceptance of our platform will be or how long such acceptance, if achieved, may be sustained. Many NCPs and CFLs have not traditionally used integrated and comprehensive platforms like ours for their specific needs. We cannot be certain that the market for our offerings will continue to develop and grow or that NCPs and CFLs will elect to use our platform over alternatives. Potential customers that have already invested substantial resources in alternatives to our platform might be reluctant to switch to our platform. If the demand for and market acceptance of our platform offerings do not increase, we might not be able to effectively grow our business.

If our existing customers and potential customers do not perceive our offerings to be beneficial, or choose not to adopt them as a result of concerns regarding privacy, cybersecurity, accessibility or other reasons, or as a result of negative incidents or experiences they encounter through our platform, or instead opt to use alternatives to our platform, then the market for the platform may not continue to grow, may grow slower than we expect or may not achieve the growth potential we expect, any of which could materially adversely affect our business, financial condition, results of operations and prospects.

If we fail to retain our customers, or our customers do not renew or extend their subscriptions or other contracts, or renew or extend on less favorable terms, our revenue may decline or grow less quickly than anticipated, which would harm our business, financial condition and results of operations.

In order to continue to grow our business, it is important that our customers renew or extend their subscriptions or other contracts with us and that we expand our relationships with our existing customers. Most of our customers have no obligation to renew their subscriptions or extend their contracts with us, and they may decide not to do so at the same prices and on the same terms or at all. Additionally, some of our customers may terminate their relationship with us for convenience. It is difficult to accurately predict whether we will have future success in retaining customers or expanding our relationships with them. We have experienced growth in the number of customers, but we do not know whether we will continue to achieve similar growth or achieve any growth at all. Our ability to retain customers and expand our offerings with them may decline or fluctuate as a result of a number of factors, including customers’ satisfaction with our offerings, the quality and timeliness of our customer support services, our prices, the prices and features of competing solutions, reductions in customers’ spending levels and our release of future offerings. If customers do not renew their existing subscriptions or extend their contracts with us, renew or extend on less favorable terms, or fail to expand their engagement with us, our revenue may decline or grow less quickly than anticipated, which would harm our business, financial condition and results of operations.

A decrease in charitable donations or other external funding of our customers and potential customers may result in reduced demand for our platform offerings, which could adversely affect our business, results of operations, financial condition and prospects.

Our current and potential customers include churches, ministries, foundations, nonprofit organizations and other members of the faith and flourishing ecosystem that fully or partially rely on charitable donations, grants, government aid and philanthropic contributions to fund their operations, including to pay for offerings like ours. Consequently, a significant portion of our revenue indirectly depends on the availability of such external funding. We have limited ability to influence the fundraising efforts and external funding decisions that impact our customers and potential customers, and any reduction in their ability to secure necessary funding for their operations exposes us to fluctuations in demand for our platform offerings, which could adversely affect our business, financial condition and results of operations. For example, the frequency and amounts of charitable donations may decrease from time to time as a result of deteriorating general economic conditions, changes to applicable tax laws, a sustained or significant decline in religious affiliation or participation in the faith and flourishing ecosystem, shifts in philanthropic priorities and other factors that limit available financial resources.

Failure to effectively develop and expand our sales and marketing capabilities, including reliance on product-led sales efforts, could harm our ability to increase our customer base and achieve broader market acceptance and utilization of our platform.

Our ability to increase our customer base and achieve broader market acceptance of our platform depends significantly on our ability to expand our sales and marketing organizations and deploy our resources efficiently. An important component of our growth strategy is to increase the cross-selling of our platform and services to current and future customers. However, if we are not successful in doing so, or our existing and potential customers find our additional solutions and services unnecessary or unattractive, we may not be able to increase our customer base.

In addition to expanding our direct sales force, we rely on product-led sales efforts to drive growth, where our platform is designed to attract users through self-service and organic adoption. While this strategy can reduce reliance on traditional sales methods, it poses unique challenges. Product-led efforts may have limited success if our platform does not gain sufficient visibility or resonate with prospective users. Furthermore, product-led growth requires significant investment in continuous innovation and optimization of our platform to maintain its attractiveness and utility, which may not always yield the desired results.

We have invested, and plan to continue to invest, significant resources in expanding our sales initiatives as well as our sales force focused on identifying new strategic partners. However, we may not achieve anticipated revenue growth from expanding our sales force if we are unable to hire, develop, integrate and retain talented and effective sales personnel, or if our new and existing sales personnel are unable to achieve desired productivity levels in a reasonable period of time.

We also dedicate significant resources to sales and marketing programs. The effectiveness and cost of our online advertising has varied over time and may vary in the future due to competition for key search terms, changes in search engine use and changes in the search algorithms and rules used by major search engines. These efforts will require us to invest significant financial and other resources. Our business, financial condition and results of operations will be harmed if our sales and marketing efforts, including our reliance on product-led sales strategies, do not generate significant increases in revenue.

We are subject to certain risks as a mission-driven company.

Our mission and company values are a significant part of our business strategy and who we are as a company. We believe that customers and users value our commitment to our mission. However, because we hold ourselves to such high standards, and because we believe our customers and users have high expectations of us, we may be more severely affected by negative reports or publicity if we fail, or are perceived to have failed, to live up to our mission. As a result, our brand and reputation may be negatively affected by actions we take that are viewed as contrary to that mission. In certain situations, the damage to our reputation may be greater than to other companies that do not share similar values with us, and it may take us longer to recover from such an incident and gain back the trust of our existing and potential customers. We may make decisions regarding our business and platform offerings in accordance with our mission and values that may reduce our short- or medium-term results of operations if we believe those decisions are consistent with our mission and will improve the aggregate customer and user experience. Although we expect that our commitment to our mission will, accordingly, improve our financial performance over the long term, these decisions may not be consistent with the expectations of investors and any longer-term benefits may not materialize within the time frame we expect or at all, which could harm our business, results of operations, financial condition and prospects.

We depend on Mr. Beck and our senior management team to operate our business, and the loss of one or more of them could adversely affect our business.

We depend on the continued services and performance of our co-founder, president and chief executive officer, Mr. Beck, as well as other members of our senior management team. Mr. Beck has been responsible for setting our strategic vision since our inception, and should he or other members of our senior management team discontinue serving us due to death, disability or any other reason, we may be significantly disadvantaged as it could disrupt our operations, create uncertainty among investors, adversely impact employee retention and morale, and otherwise harm our business. Their departure or the departure of other key contributors to our technology and other development efforts could adversely affect the continued growth of our business and negatively impact our financial condition and results of operations. We may have difficulty finding, or be unable to find, qualified successors to any such persons should they depart.

The failure to attract and retain additional qualified personnel could harm our business and prevent us from executing our business strategy.

We believe our success has depended, and continues to depend, on the efforts and talents of our executives and employees. Our future success depends on our continuing ability to retain, develop, motivate and attract highly qualified and skilled employees. Qualified individuals are in high demand, and we may incur significant costs to retain and attract them. If any new hires that we make fail to work together effectively and execute our plans and strategies on a timely basis, then our business and future growth prospects could be harmed. In addition, we issue equity awards to certain of our employees as part of our hiring and retention efforts, and job candidates and existing employees often consider the value of the equity awards they receive in connection with their employment. If the perceived value of our equity awards declines, including as a result of volatility or declines in the trading price of our Class A common stock or changes in perception about our future prospects (including as valuations of companies comparable to us decline due to overall market trends, inflation and related market effects or otherwise), it may adversely affect our ability to recruit and retain highly qualified employees. In addition, we may periodically change our equity compensation practices, which may include reducing the number of employees eligible for equity awards, reducing the size or value of equity awards granted per employee or undertaking other efforts that may prove to be an unsuccessful retention mechanism. If we are unable to attract, integrate or retain the qualified and highly skilled personnel required to fulfill our current or future needs, our business and prospects could be harmed.

If we do not continue to innovate and further develop our platform offerings, if our platform developments do not perform as anticipated or if we are not able to keep pace with technological developments, we may not remain competitive, and our business, results of operations, financial condition and prospects could be adversely affected.

We have made substantial investments in our technologies to capitalize on new and unproven business opportunities. Our future performance is dependent on continued investments in technology and our ability to innovate, enhance and introduce compelling new platform offerings for our customers and potential customers. We intend to make continued

investments in these areas through hiring of highly qualified employees and ongoing technology transformation. We plan to further invest in AI-powered capabilities and leverage our unique dataset to further improve our platform offerings. If competitors introduce new offerings embodying new technologies, or if new industry standards and practices emerge, our existing technology may become obsolete. Our future success could depend on our ability to respond to technological advances and emerging industry standards and practices in a cost-effective and timely manner. These initiatives also have a high degree of risk, as they involve unproven business strategies and technologies with which we have limited development or operating experience. The success of enhancements to existing offerings and introductions of new offerings depends on several factors, including timely completion, market introduction and market acceptance. Further, our development efforts with respect to new technologies could distract management from current operations and divert capital and other resources from other initiatives, and may not result in long-term revenue growth.

If we fail to develop, maintain and enhance our brand and reputation cost-effectively, our business, financial condition and results of operations could be adversely affected.

We believe that the brand identity, reputation and awareness of Gloo and Gloo Capital Partners is critical to our sales and marketing efforts and continued business growth. In the faith and flourishing ecosystem, our reputation and the quality of our brand are uniquely important to our business, and the faith and flourishing ecosystem is particularly susceptible to scrutiny and criticism. We also believe that maintaining and enhancing these brands are critical to maintaining and expanding our customer base. Any unfavorable publicity about our company or our management, including about the quality, stability and reliability of our platform, changes to our platform, our privacy and cybersecurity practices, litigation, employee relations, regulatory enforcement and other actions involving us, as well as the perception of us and our platform by our customers and users, even if inaccurate, could cause a loss of confidence in us and adversely affect our brand.

Additionally, widespread use of social media platforms and other forms of internet-based communication provide individuals with access to a broad audience of consumers and other interested persons. Many social media platforms immediately publish the content their users post, often without filters or checks on the accuracy of the content. Adverse or inaccurate information concerning us may be posted on such platforms at any time, and such posts can be amplified quickly, potentially harming our reputation, performance, prospects or business.

We also rely on the reputation of third parties affiliated with us, such as partners across the faith and flourishing ecosystem, to reflect positively on our business. Unfavorable media coverage or public controversy involving these affiliated third parties, even if we are not directly involved, may be perceived by our users and customers as reflecting poorly on us or our values. Although our acceptable use policy incorporated into our terms of service provides for express limitations on how our customers can use our platform and we reserve our right to remove content that violates our acceptable use policy, it may not always be possible to remove such content prior to it receiving unfavorable attention or publicity. Any such harm to our brand and reputation could diminish trust among our customers and users, negatively impact demand for our platform and adversely affect our business. Negative publicity involving us or affiliated third parties could also have an adverse effect on the size and engagement of our customer base and could result in decreased revenue, which could have an adverse effect on our business, financial condition and results of operations.

The markets in which we participate are competitive, and if we do not compete effectively, our business, financial condition and results of operations could be harmed.

Our platform operates across a broad and highly fragmented market. We believe our competition primarily falls into five categories:

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Faith-tech and general market point solutions, including providers of church management systems, communications tools and engagement platforms such as Subsplash, Ministry Brands, Planning Center and Mailchimp that compete with the Gloo Workspace communications and insights products;

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Proprietary and custom systems, including larger ministries that build internal technology stacks that compete with our Gloo 360 solutions;
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Traditional advertising networks, including large media and marketing platforms that offer reach and audience access such as Meta and Google that compete with the Gloo Media Network;
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Technology development solutions, including providers that compete with the platform solutions offered by our Gloo Capital Partners, Midwestern and Servant.io; and
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Specialized and general e-commerce marketplaces, including providers of physical and digital products sold to CFLs for their operations, such as Amazon and Concordia Supply that compete with Outreach and our other e-commerce marketplaces.

Our competitors may have greater resources, broader brand recognition, deeper relationships with customers or more experience with certain technologies. If we fail to differentiate our offerings, maintain or grow our relationships with key ministry leaders and churches, or effectively adapt to evolving technology and customer preferences, we may fail to achieve widespread adoption of our platform and our business, financial condition and results of operations could be harmed.

We have been and may in the future become subject to claims, lawsuits, investigations, litigation and other proceedings that may harm our business, financial condition and results of operations.

We have from time to time been subject to claims, disputes, regulatory investigations or legal proceedings. We may in the future be subject to claims, disputes, regulatory investigations, class action, whistleblower and other litigation, and other proceedings, including those relating to intellectual property, privacy, commercial, recordings, AI-technologies, product liability, employment or the use of cookies, pixels or other tracking technology. The number and significance of any claim, dispute, investigation, litigation or other proceeding may increase as our business expands. Any such actual or threatened matter, even if unfounded, can be time-consuming, divert management’s attention and resources, cause us to incur significant expenses or liability or require us to change our business practices. In addition, the amount and timing of expenses that we may need to incur in response to any of the foregoing matters from period to period are difficult to estimate, subject to change and may harm our financial condition and results of operations. Because of the potential risks, expenses and uncertainties of any claim, dispute, regulatory investigation, litigation or other proceeding, we may choose to settle these matters even where we have meritorious claims or defenses. Any of the foregoing matters may harm our business, financial condition and results of operations.

We may require additional capital to support the growth of our business, and such capital might not be available on favorable terms or at all.

Operating and growing our business have consumed substantial amounts of cash since inception and we intend to continue to make significant investments to support our business growth, acquire or invest in complementary businesses and technologies, respond to business challenges or opportunities, develop new offerings and enhance our existing platform and technology infrastructure. Our future capital requirements may be significantly different from our current estimates and will depend on many factors, including the need to finance unanticipated working capital requirements, develop or enhance our technological infrastructure and our existing offerings and manage costs associated with adverse market conditions or other macroeconomic factors. We may be presented with opportunities that we want to pursue, and unforeseen challenges may present themselves, any of which could cause us to require additional capital. If, in the future, we aim to rely on funds raised through equity or debt financing, those funds may prove to be unavailable, may only be available on terms that are not acceptable to us or may result in significant dilution to our stockholders or higher levels of leverage, which would expose our business to additional risks. Any financing secured by us in the future could involve additional restrictive covenants relating to our capital-raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. If we are unable to obtain adequate financing or financing on terms satisfactory to us, it could have a material adverse effect on our business, financial condition and results of operations.

We are subject to payment-related risks and may incur significant losses from fraud.

We accept payments using a variety of methods, including credit card, debit card, and other third-party payment vendors, which subjects us to certain regulations and the risk of fraud, and we may in the future offer new payment options to customers that would be subject to additional regulations and risks. We pay interchange and other fees in connection with credit card payments, which may increase over time and adversely affect our operating results. While we use a third party to process payments, we are subject to payment card association operating rules and certification requirements, including the Payment Card Industry Data Security Standard and rules governing electronic funds transfers. If we fail to comply with applicable rules and regulations, we may be subject to fines or higher transaction fees and may lose our ability to accept online payments or other payment card transactions. In addition, we may become liable for fraudulent transactions and our failure to adequately prevent fraudulent transactions could damage our reputation, result in litigation or regulatory action and lead to expenses that could substantially impact our operating results. If any of these events were to occur, our business, financial condition and results of operations could be adversely affected.

Engagement by users on our platform and our ability to monetize our platform depend upon effective operation within and compatibility with operating systems, networks, devices, web browsers and standards, including mobile operating systems, networks and standards that we do not control.

We make our platform available across a variety of operating systems and through websites. We are dependent on the compatibility of our platform with popular devices, desktop and mobile operating systems, and web browsers that we do not control, such as Android and iOS. Any changes in such systems, devices or web browsers that degrade the functionality of our platform or give preferential treatment to competitive content could adversely affect usage of our platform.

We rely primarily on third-party insurance policies to insure our operations-related risks. If our insurance coverage is insufficient for the needs of our business or our insurance providers are unable to meet their obligations, we may not be able to mitigate the risks facing our business, which could adversely affect our business, financial condition, results of operations and prospects.

We procure third-party insurance policies to cover various operations-related risks, including employment practices liability, workers’ compensation, business interruptions, errors and omissions, cybersecurity and data breaches, crime, directors’ and officers’ liability, and general business liabilities. For certain types of operations-related risks or future risks related to our new and evolving offerings, we are not able to, or may not be able to, acquire insurance. In addition, we may not obtain enough insurance to adequately mitigate such operations-related risks or risks related to our new and evolving offerings, and we may have to pay high premiums, co-insurance, self-insured retentions or deductibles for the coverage we do obtain. We rely on a limited number of insurance providers, and should such providers discontinue or increase the cost of coverage, we cannot guarantee that we would be able to secure replacement coverage on reasonable terms or at all. If our insurance carriers change the terms of our policies in a manner not favorable to us, our insurance costs could increase. Further, if the insurance coverage we maintain is not adequate to cover losses that occur, or if we are required to purchase additional insurance for other aspects of our business, we could be liable for significant additional costs. Additionally, if any of our insurance providers becomes insolvent, it would be unable to pay any operations-related claims that we make.

If the amount of one or more operations-related claims were to exceed our applicable aggregate coverage limits, we would bear the excess, in addition to amounts already incurred in connection with deductibles, self-insured retentions, co-insurance, or otherwise paid by our insurance policy. Insurance providers have raised premiums and deductibles for many businesses and may do so in the future. As a result, our insurance costs and claims expense could increase, or we may decide to raise our deductibles or self-insured retentions when our policies are renewed or replaced. The foregoing factors could adversely affect our business, financial condition, results of operations and prospects.

We are also subject to certain contractual requirements to obtain insurance. For example, some of our agreements with partners require that we procure certain types of insurance, and if we are unable to obtain and maintain such insurance, we may be in violation of the terms of these agreements. In addition, we are subject to local laws, rules, and regulations relating to insurance coverage which could result in proceedings or actions against us by governmental entities or others. Any failure or perceived failure by us to comply with existing or future local laws, rules and regulations, or contractual obligations relating to insurance coverage could result in proceedings or actions against us by governmental entities or others. Additionally, anticipated or future local laws, rules, and regulations relating to insurance coverage, could require additional fees and costs. Compliance with these rules and any related lawsuits, proceedings, or actions may subject us to significant penalties and negative publicity, require us to increase our insurance coverage, require us to amend our insurance policy disclosure, increase our costs, and disrupt our business.

We are subject to risks related to the banking ecosystem, including through our bank partnership, FDIC regulations and policies, and other regulatory obligations, which could adversely affect our liquidity and financial performance.

Volatility in the banking and financial services sectors, including bank failures, may impact our bank partnership and negatively impact our business. For example, we maintain domestic cash deposits in Federal Deposit Insurance Corporation (“FDIC”) insured banks that exceed the FDIC insurance limits and we intend to offer access to FDIC-insured deposit products through our partnership with our bank partner, which is a member of the FDIC. Bank failures, events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, or concerns or rumors about such events, may lead to liquidity constraints. The failure of a bank, or other adverse conditions in the financial or credit markets impacting financial institutions at which we maintain balances, could adversely impact our liquidity and financial performance. There can be no assurance that our deposits in excess of the FDIC or other comparable insurance limits will be backstopped by the U.S. or applicable foreign government, or that any bank or financial institution with which we do business will be able to obtain needed liquidity from other banks, government institutions or by acquisition in the event of a failure or liquidity crisis.

Additionally, through contractual obligations to our bank partner in connection with these programs, we are subject to risk management standards for third-party relationships in accordance with federal bank regulatory guidance and examinations by our bank partner’s federal banking regulator. Should we or our bank partner be unable to satisfy these standards, we may have to discontinue certain products or third-party relationships, and our business, financial condition and results of operations may be adversely affected.

Risks Related to Our Acquisitions and Investments

Revenues and profits generated through our acquisitions and investments may be less than anticipated, and we may fail to uncover all acquired liabilities that could result in unanticipated costs, losses, declines in profits and potential impairment charges, and for which we may not be indemnified in full.

In fiscal 2023 and fiscal 2024, we acquired or invested in, among others, Outreach and Visitor Reach. For additional details about those acquisitions and investments, see Note 4, Business Combinations, and Note 5, Equity Method Investments, to our audited consolidated financial statements included in Part II, Item 8 of our Annual Report on Form 10-K for the year ended January 31, 2026. In fiscal 2025, we acquired or invested in Barna, Carey Nieuwhof Communications Ltd., Servant, Masterworks, Creative Group, LLC and its wholly-owned subsidiaries, XRI Global, Inc. (“XRI”) and Westfall Group Inc. (“Westfall Group”), obtained control of Midwestern, thereby consolidating Midwestern, and acquired the remaining 56.8% of Sermons Tech. For additional details, see Note 4, Business Combinations, and Note 5, Equity Method Investments, to our audited consolidated financial statements included in Part II, Item 8 of our Annual Report on Form 10-K for the year ended January 31, 2026. We expect to continue to pursue strategic acquisitions and investments intended to enhance and grow our platform and business. In evaluating and determining the purchase price for a prospective acquisition or investment, we estimate future revenues and profits based largely on historical financial performance and expected future contribution value to our platform. Following a transaction, the business we acquired or invested in may not perform as we expected and the anticipated benefits of the transaction, including our revenue or return on investment assumptions, may not be fully realized or at all. For example, for fiscal 2024, primarily because of delays in executing on strategic initiatives related to our Outreach acquisition consummated during fiscal 2023, we recorded a $27.8 million impairment charge to goodwill. For additional details about the impairment charge recorded to goodwill, see Note 11, Goodwill, to our audited consolidated financial statements included in Part II, Item 8 of our Annual Report on Form 10-K for the year ended January 31, 2026.

We perform a due diligence review of each of our acquisition and investment targets. This due diligence review, however, may not adequately uncover all of the contingent or undisclosed liabilities we may incur as a consequence of the proposed acquisition, exposing us to potentially significant, unanticipated costs, as well as potential impairment charges. Although a seller generally will have indemnification obligations to us under an acquisition or merger agreement, these obligations usually will be subject to financial limitations, such as general deductibles and maximum recovery amounts, as well as time limitations and risks related to collection. We cannot assure you that our right to indemnification from any seller will be enforceable, collectible or sufficient in amount, scope or duration to fully offset the amount of any undiscovered or underestimated liabilities that we may incur. Any such liabilities, individually or in the aggregate, could have a material adverse effect on our business, financial condition and results of operations. In addition, our insurance does not cover all of our potential losses, and we are subject to various self-insured retentions and deductibles under our insurance. Although we believe we have sufficient reserves for contingencies, a judgment may be rendered against us in cases in which we could be uninsured or which exceed the amounts that we currently have reserved or anticipate incurring for such matters.

If we are unable to identify attractive acquisition or investment targets, acquire or invest in them at attractive prices or successfully integrate their operations or otherwise realize their anticipated benefits, we may be unsuccessful in growing our business.

A significant portion of our growth has been driven by our acquisitions of and investments in complementary businesses and technologies that grow our platform offerings, expand our reach and strengthen valuable relationships. However, there can be no assurance that we will find attractive acquisition or investment targets in the future, that we will acquire or invest in them at attractive prices, that we will succeed at effectively managing integration into our existing operations or that such acquisitions or investments will be well received by our current and potential customers or our investors. We could also encounter higher-than-expected earn-out payments, unforeseen transaction- and integration-related costs or delays or other circumstances such as disputes with or the loss of key or other personnel from acquired businesses, challenges or delays in integrating systems or technology of acquired businesses, a deterioration in our key relationships, harm to our reputation with customers, interruptions in our business activities or unforeseen or higher-than-expected inherited liabilities. Many of these potential circumstances are outside of our control and any of them could result in increased costs, decreased revenue, decreased synergies or the diversion of management time and attention.

In order for us to continue to grow our business through acquisitions and investments we will need to identify appropriate opportunities and acquire them at attractive prices. We may choose to pay cash, incur debt or issue equity securities to pay for any such acquisition. The incurrence of indebtedness would result in increased fixed obligations and could also include covenants or other restrictions that would impede our ability to manage our operations. The sale of equity to finance any such acquisition, or the issuance of equity to pay purchase consideration, would result in dilution to our stockholders.

Sellers in our acquisitions of Visitor Reach and Midwestern have repurchase rights during specified periods, and any exercise of such rights could adversely affect our business, financial condition and results of operations. The existence of the repurchase rights may increase the likelihood of an impairment charge, complicate the overall integration process and decrease the benefits potentially realizable from investment synergies.

In connection with our acquisitions of Visitor Reach and Midwestern, we granted the counterparties contractual rights to repurchase a portion of the business interests that we acquired, subject to certain conditions and over specified periods. If any such repurchase rights are exercised, we may be required to unwind part or all of a completed acquisition or divest all or a portion of a completed investment, on terms that may not be favorable to us, which could result in the loss of strategic or core assets or future revenue streams. The exercise of these repurchase rights may also require us to deconsolidate such entities from our consolidated financial statements, which would adversely affect our financial condition, results of operations and prospects. For example, if all repurchase rights outstanding as of January 31, 2026 were exercisable as of such date and were exercised on such date, we would be required to deconsolidate $11.5 million, or 12.2%, of our fiscal 2025 revenue and $6.0 million, or 3.8%, of our fiscal 2025 net loss. If all repurchase rights outstanding as of January 31, 2025 were exercisable as of such date and were exercised on such date, we would be required to deconsolidate $0.2 million, or 0.8%, of our fiscal 2024 revenue and $0.1 million, or an immaterial percent, of our fiscal 2024 net loss.

The exercise of repurchase rights may also lead to other financial and operational disruption and require us to restructure our operations or write down previously recognized goodwill or intangible assets. Moreover, the existence of repurchase rights may affect our ability to integrate acquired businesses and reduce the certainty of long-term ownership, which could adversely affect our ability to realize the benefits of these acquisitions and investments. Such repurchase rights increase the consideration paid for acquisitions, which then may also increase the likelihood that we take impairment charges subsequent to the closing of acquisitions or investments.

Sellers in certain of our prior investments have the right to require Mr. Beck and certain of his affiliates to purchase the Gloo shares received in such transaction at a given price during specified periods. If such rights are exercised and Mr. Beck chooses to sell a substantial number of the shares of Class A common stock owned by him or his affiliates to obtain funding for such purchases, the trading price of our Class A common stock could decline.

In connection with certain of our prior investments, Mr. Beck has granted sellers the right to require him and certain of his affiliates, who collectively own a significant number of our outstanding shares of common stock, to purchase the Gloo shares received in the transaction at a given price during specified periods. If any such rights are exercised, Mr. Beck and his affiliates may choose to liquidate a substantial number of our shares of Class A common stock to finance the purchase price. Any substantial sale of shares by Mr. Beck or his affiliates could cause the trading price of our Class A common stock to decline.

We may be required to acquire full ownership of Barna Holdings LLC under unfavorable terms upon the termination of one of such company's executive officers, which could materially adversely affect our financial condition and operating results.

In February 2025, we acquired a 49% equity interest in Barna Holdings LLC (“Barna”). Under the organizational documents of Barna and an employment agreement with one of its executives, if such executive is terminated under certain conditions and circumstances, we may be obligated to acquire the remaining ownership interest in Barna at fair market value as determined by an independent qualified appraiser. Such acquisition may occur at a time or on terms that we do not believe to be favorable to us and may require us to make a significant unplanned capital expenditure. Such acquisition could materially affect our liquidity, require us to raise additional capital and divert management attention, each of which could materially adversely affect our financial condition and results of operations.

Acquisitions and investments could divert the attention of management, disrupt our business and otherwise adversely affect our business, financial condition and results of operations.

As part of our business strategy, we have made and intend to continue to make acquisitions and investments to expand our platform offerings and grow our business in response to changing technologies and competitive pressures. Any acquisition or investment, including the integration process, requires significant time and resources that may divert the attention of our management from day-to-day operations, strain our internal resources and disrupt our business, and we may not be able to manage the process successfully. Even when acquisitions and investments are completed successfully, we may face challenges integrating the acquired business, including aligning cultures, systems, personnel, customer relationships and operational processes. If we fail to successfully integrate acquisitions or investments, our business, results of operations, financial condition and prospects could be harmed. Our strategy may change over time and future acquisitions and investments we complete could be viewed negatively by customers, users, advertisers, investors or other parties with whom we do business. We may not successfully evaluate or utilize the acquired technology and accurately forecast the financial impact of an acquisition, including accounting charges. We may also incur unanticipated liabilities that we assume as a result of acquiring companies.

If we cannot maintain our company culture as we grow through acquisitions and investments, our business, financial condition, results of operations and prospects may be harmed.

We believe our culture is a critical component of our success to date. Any failure to preserve our culture as we grow through acquisitions and investments could negatively affect our ability to retain and recruit personnel, which is critical to our growth, and to effectively focus on and pursue our corporate objectives. As we grow and develop, we may find it difficult to maintain core values and mission alignment. If we are unable to successfully preserve our culture during periods of growth, we may experience reduced morale, lower retention rates of key personnel and decreased engagement. If we are not able to maintain our culture, we could lose the innovation, passion and dedication of our team. A failure to maintain our culture may adversely affect our business, financial condition, results of operations and prospects.

Risks Related to Our Technology and Intellectual Property

Interruptions or performance problems associated with our platform and the technology we use might harm our business, financial condition and results of operations.

Our reputation and ability to attract, retain and serve our customers is dependent upon the reliable performance and security of our technology systems and those of third parties, including data center hosting facilities, that we use in our operations. These systems may be subject to damage or interruption, including from earthquakes, adverse weather conditions, other natural disasters, terrorist attacks, power loss, telecommunications failures and cybersecurity breaches and incidents. We believe the risk of us suffering physical- and cyber-attacks is uniquely heightened due to our close affiliation with the faith and flourishing ecosystem. Interruptions in these systems, or with the internet in general, could leave our service unavailable or degraded, or otherwise hinder our ability to deliver our platform offerings to our customers. Service interruptions, errors in our software or the unavailability of technology systems used in our operations could diminish the overall attractiveness of our platform offerings to existing and potential customers. Such systems are also vulnerable to cybersecurity breaches and incidents, including cyber-attacks such as computer viruses, denial-of-service attacks, physical or electronic break-ins and similar disruptions. These systems periodically experience directed attacks intended to lead to interruptions and delays in our service and operations as well as loss, misuse or theft of data. Any attempt by hackers to obtain our data (including customer and corporate information) or technology (including digital content assets), disrupt our service or otherwise access our systems, or those of third parties we use, if successful, could harm our business, be expensive to remedy and damage our reputation. We have implemented certain systems and processes to thwart hackers and protect our data and systems. To date, hackers have not had a material impact on our service or systems; however, there can be no assurance that hackers may not be successful in the future. Efforts to prevent hackers from disrupting our service or otherwise accessing our systems are expensive to implement and may limit the functionality of or otherwise negatively impact our service offering and systems. Any significant disruption to our service or access to our systems could result in a loss of customers and adversely affect our business and results of operation.

We depend on the ability of users and customers to access the internet. Currently, this access is provided by companies that have significant market power in the broadband and internet access marketplace, including incumbent telephone companies, cable companies, mobile communications companies, government-owned service providers, device manufacturers and operating system providers, any of whom could take actions that degrade, disrupt or increase the cost of access to our platform offerings, which would, in turn, negatively impact our business. The adoption of any laws, rules or regulations that adversely affect the use of the internet, including laws, rules, regulations or practices limiting internet neutrality, could decrease the demand for, or the usage of, our platform offerings, increase our cost of doing business and adversely affect our business, financial condition and results of operations. We also rely on other companies to maintain reliable network systems that provide adequate speed, data capacity and security to us and our users. Because our customers use these services for important aspects of their organizations and ministries, any defects, delays or disruptions in service or other performance problems with our platform could hurt our reputation and damage our customers’ operations. Frequent or persistent service interruptions could cause customers to believe that our platform offerings are unreliable and undermine our operations. To the extent that we do not effectively address capacity constraints, upgrade our systems as needed or continually develop our technology and network architecture to accommodate actual and anticipated changes in technology, our business, results of operations, financial condition and prospects could be harmed.

We depend on the interoperability of our platform across third-party applications and services that we do not control.

Our platform is designed to integrate with, and operate alongside, a wide range of third-party applications and services, some of which are critical to the operation of our platform. These include, for example, Amazon Web Services, Bandwidth and Stripe. As our platform expands and evolves, we may have an increasing number of integrations with other third-party applications, products and services. Third-party applications, products and services are constantly evolving, and we may not be able to maintain or modify our platform to ensure its compatibility with our publishers following development changes. In addition, some of our competitors or technology partners may take actions that disrupt the interoperability of our platform with their own products or services, or exert strong business influence on our ability to, and the terms on which we operate. As our platform evolves, we expect the types and levels of competition to increase. Should any of our competitors or technology partners modify their solutions, standards or terms of use in a manner that degrades the functionality or performance of our platform or is otherwise unsatisfactory to us or gives preferential treatment to competitive solutions or services, our business, financial condition, results of operations and prospects could be adversely affected.

We are developing new AI platform offerings and incorporating AI-technology into certain of our platform offerings, which may result in operational, financial and reputational harm and other adverse consequences to our business.

We are focused on developing AI-powered offerings on our platform and incorporating AI into existing offerings. The technologies underpinning these features are in the early stages of commercial use and exist in an emerging regulatory environment, which presents regulatory, litigation, ethical, reputational, operational and financial risks. U.S. and international governmental bodies and regulators have proposed, or are in the process of developing, new laws and regulations related to the use of AI and machine learning technologies. For example, the EU Artificial Intelligence Act and the Colorado Artificial Intelligence Act regulate the development and deployment of AI technologies. The way in which regulators and governments ultimately interpret or enforce new and proposed AI regulations may impose obligations related to our development, offering and use of AI technologies and expose us to increased risk of regulatory enforcement and litigation. It may also impact our customers’ and potential customers’ demand for our AI-powered offerings.

We also expect that many of our generative AI features will include the processing of confidential information and may be subject to laws, policies, legal obligations and codes of conduct related to privacy. There is uncertainty about the extent to which privacy laws apply to AI technologies, and any delay in addressing privacy concerns relating to our AI features may result in liability or regulatory investigations and fines, as well as harm to our sales and reputation. In addition, issues relating to intellectual property rights in AI-generated content have not been fully addressed by the courts, laws or regulations. Accordingly, the use of AI technologies and the implementation of generative AI technologies into our platform offerings may result in exposure to claims related to infringement or other violation of a third party’s intellectual property rights or other third-party rights.

Furthermore, many of our AI features may rely on third-party service providers. As such, any improper processing of confidential information or personal information by these service providers could harm our reputation, business or customers, or expose us to legal liability. Any disruption or failure in our AI systems or infrastructure, or those of our third-party service providers, could result in delays or errors in our operations, which could harm our business and financial results. As with many innovations, AI presents risks and challenges that could affect its adoption, and therefore our business. AI algorithms or training methodologies may be flawed. Datasets may be overbroad, insufficient, or contain biased information. Our generative AI technology features may also generate output that is misleading, insecure, inaccurate, harmful or otherwise flawed, which may harm our reputation, business or customers, or expose us to legal liability. Also, some AI scenarios present ethical issues. If we enable or offer AI solutions that are controversial because of their purported or actual impact on human rights, privacy, employment or other social issues, we may experience reputational harm.

New and emerging AI technologies may require additional investment in the development and maintenance of various models, approaches and processes, as well as development of protections and safeguards for the use of AI technologies, which may be expensive and could impact our financial results if we decide to further expand generative AI into our platform offerings. Likewise, the use of AI involves significant technical complexity and requires specialized expertise. The success of any enhancement or new product depends on many factors, including its relevance to our customers, timely implementation and market acceptance. If our AI-powered platform offerings fail to achieve widespread market adoption or there is a reduction in demand due to a lack of customer acceptance, technology challenges, strengthening competition, weakening economic conditions or cybersecurity or privacy concerns, our business could be harmed and our financial results could be adversely affected.

If we or our third-party service providers experience a cybersecurity breach or other incident, including any breach or incident that allows, or is perceived to allow, unauthorized access to our platform or our data, our reputation and brand, business, financial condition and results of operations could be adversely affected.

We rely on our own and our third-party service providers’ platforms, computer systems, hardware, software, technology infrastructure and online sites and networks for both internal and external operations that are critical to our business (collectively, “IT Systems”). We own and manage some of these IT Systems but also rely on third parties for a range of IT Systems and related products and services, including but not limited to cloud computing services. Because we make extensive use of third-party suppliers and service providers, such as cloud services that support our internal and customer-facing operations, disruptions of or unauthorized access to third-party IT Systems can adversely affect our business, financial condition and results of operations. If we experience difficulties in implementing new or upgraded IT Systems or experience significant failures or other disruptions of our IT Systems, or if we are unable to successfully obtain or procure IT Systems or otherwise modify our IT Systems to respond to changes in our business needs, our ability to run our business could be adversely affected. It is also possible that our competitors could develop better platforms than ours, which could adversely affect obtaining and retaining our customers. Any of these or other related problems could, in turn, adversely affect our business, reputation and brand, financial condition and results of operations.

We may rely on third parties when deploying, servicing or otherwise operating our IT Systems, and in doing so, expose them and therefore us to security risks outside of our direct control. Specifically, certain third parties who create applications that integrate with our platform may receive, store or otherwise process our and our customers’ information, including confidential, sensitive or personal information and other information about individuals, our customers, employees, contractors and business partners (“Sensitive Information”). Our third-party service providers may fail to adequately secure their or our IT Systems or our data. Our ability to monitor our service providers’ security is limited, and, in any event, third parties may be able to circumvent those security measures. Moreover, techniques used to obtain unauthorized access to systems and networks change frequently and may not be known until launched against us or our third-party service providers. These risks also are heightened when service providers work remotely.

Additionally, remote working arrangements at our company, and many of our third-party providers, increase cybersecurity risks due to the challenges associated with managing remote computing assets and security vulnerabilities that are present in many non-corporate and home networks. The unprecedented scale of remote work may require additional personnel and resources, which nevertheless cannot be guaranteed to fully safeguard all IT Systems and information upon which we rely.

We face numerous and evolving cybersecurity risks, including from diverse threat actors, such as state-sponsored organizations, opportunistic hackers and hacktivists, as well as through diverse attack vectors, such as social engineering/phishing (including on our customers and end customers), malware (including ransomware attacks), malfeasance by insiders, human or technological error, or other techniques used to obtain unauthorized access, disable or degrade services or sabotage systems, and as a result of malicious code embedded in open-source software, or misconfigurations, “bugs” or other vulnerabilities in commercial software that is integrated into our (or our suppliers’ or service providers’) IT Systems. We may be unable to detect, prevent, mitigate, remediate or otherwise respond to cybersecurity breaches or other incidents, or to avoid a material adverse impact to our IT Systems, data or business. Notwithstanding our efforts, we and our third-party service providers have failed to and may in the future fail to detect cybersecurity breaches or other incidents, including potential breaches or incidents that may compromise our IT Systems or data, and may face difficulties or delays in identifying any such breaches or incidents. Such breaches or incidents have resulted in and may in the future result in theft, loss, damage, unavailability of, or unauthorized access to or use, disclosure, modification or other processing of, our data, loss of access to our data or IT Systems or cause other business delays or disruptions.

The use of our platform involves the transmission, storage and processing of Sensitive Information. The secure processing, maintenance, transmission and storage of our Sensitive Information is critical to us, and we devote significant resources to protecting this information. We expect our management, use and storage of Sensitive Information to increase, including through the use of AI and our managed IT services. Any actual or perceived cybersecurity breach or other incident, including any unauthorized or inadvertent access to, our IT Systems and any loss or unavailability of, unauthorized access to, or unauthorized use, disclosure, modification or other processing of, our data, could result in regulatory investigations and other proceedings, orders and other obligations, claims, demands, litigation and other proceedings, indemnity obligations, damages, penalties, fines and incurring other costs, violations of applicable laws and regulations and other liabilities, the perception that our platform offerings are insecure and the loss of existing customers or failure to attract and retain new customers, which could have a material and adverse effect on our business, financial condition and results of operations. We also could be required to divert substantial resources to prevent further cybersecurity breaches or other incidents. We have experienced such incidents in the past, and may experience similar incidents in the future. While to date no incidents have had a material impact on our operations or financial results, we cannot guarantee that material incidents will not occur in the future. We cannot be certain that our insurance coverage will be adequate for all liabilities incurred relating to any cybersecurity breach or incident, or that insurance will continue to be available to us on economically reasonable terms, if at all.

If we do not adequately maintain or protect or effectively enforce our technology or intellectual property rights, our business, financial condition and results of operations could be materially adversely affected.

We rely on a combination of trademark, trade secret and copyright protections, and contractual restrictions to protect our intellectual property rights. However, effective intellectual property rights protection is expensive to obtain and maintain, including with respect to the expenses and costs of clearing, prosecuting, registering, maintaining, defending and enforcing our intellectual property rights. Although we may incur substantial costs in protecting our technology and intellectual property, we cannot be certain that we have adequately protected or will be able to adequately protect our technology and intellectual property or that our competitors will not be able to utilize our existing technology or develop similar technology independently. Given the costs and expenses of registering and maintaining, protecting, defending and enforcing our intellectual property rights, we may choose not to register, maintain, protect, defend or enforce certain intellectual property rights that later turn out to be important. Further, we may not timely or successfully register our trademarks or otherwise secure our intellectual property rights, or timely challenge the intellectual property rights of others. Our efforts to protect, maintain or enforce our intellectual property rights may be ineffective and could result in substantial costs and diversion of resources, which could adversely affect our business, financial condition and results of operations.

Despite our efforts to protect our technology and intellectual property rights, it may be possible for third parties to obtain and use our technology and intellectual property without our consent. In addition, unauthorized parties may also independently develop technology and intellectual property similar to ours, or obtain access to our trade secrets, know-how or other technology through various methods, including through cybersecurity attacks, or reverse engineering, and our methods of protecting this technology may be inadequate. We have in the past been, and may in the future be, subject to others infringing or otherwise violating our intellectual property rights. Competitors have adopted, and may in the future adopt, trademarks similar to ours, thereby harming our ability to build brand identity and possibly leading to end-customer confusion. We believe that the protection of our trademark rights is an important factor in product recognition, protecting our brand and maintaining goodwill and if we do not adequately protect our rights in our trademarks from infringement, any goodwill that we have developed in those trademarks could be lost or impaired, which could harm our brand and our business. Additionally, litigation or proceedings before state and federal courts of the Unites States, the U.S. Patent and Trademark Office or other governmental authorities and administrative bodies in the United States and abroad may be necessary in the future to protect or enforce our intellectual property rights, defend our business activities and determine the validity and scope of the intellectual property rights of others.

Intellectual property infringement assertions or other assertions of violations of intellectual property rights by third parties could result in significant costs and adversely affect our business, financial condition, results of operations and reputation.

We operate in an industry with relatively frequent intellectual property disputes and litigation. Other parties have in the past asserted, and may assert in the future, that we have infringed or otherwise violated their intellectual property rights. We could be required to pay substantial damages or cease using technology, trademarks or other intellectual property or taking actions that are deemed infringing or otherwise violating third party intellectual property rights. In addition, despite our efforts to ensure that our employees, consultants, vendors and service providers do not infringe or otherwise violate the intellectual property rights of third parties in their work for us, we have in the past been, and may in the future be, subject to claims that we or our employees, consultants, vendors or service providers have inadvertently or otherwise infringed or otherwise violated a third party’s intellectual property rights. Further, we cannot predict whether claims of infringement or other violations of a third-party’s intellectual property rights would substantially adversely affect our business, financial condition and results of operations. The defense of these claims, whether they are with or without merit or are determined in our favor, may result in costly litigation and diversion of technical and management personnel. In addition, we may be unable to meet our obligations to customers under our customer contracts or to compete effectively, and our revenue and results of operations could be adversely impacted. We may need to license intellectual property rights or technology from third parties which may require us to pay royalties or make one-time payments. We might also be obligated to indemnify our customers or other companies in connection with any such litigation and to obtain licenses, modify our technology or refund fees, which could harm our financial results. Further, an adverse outcome of any such claim may harm our brand and reputation, and require us to pay damages, potentially including treble damages and attorneys’ fees if we are found to have willfully infringed a party’s patent, trademark or copyright rights, cease use of intellectual property alleged to infringe or otherwise violate the intellectual property of others, or otherwise cease making, licensing or using technology that is alleged to infringe or otherwise violate the intellectual property rights of others, expend additional development resources to redesign our offerings, or enter into potentially unfavorable royalty or license agreements in order to obtain the necessary rights under such third party’s intellectual property rights. Royalty or licensing agreements with respect to intellectual property rights of third parties, if required, may not be available on terms favorable to us, or available at all. Even if these matters do not result in litigation or are resolved in our favor or without significant cash settlements, the time and resources necessary to resolve them could adversely affect our business, reputation, financial condition, results of operations and reputation.

Our business involves hosting, distributing and training AI models on large quantities of third-party content.

Our business involves hosting, distributing and training AI models on content supplied by others, including licensed and public datasets. Some of that content may violate a third party’s rights or a law, rule or regulation, and we could face lawsuits, liability or negative publicity for hosting or distributing such content, such as claims for fraud, defamation, libel, invasion of privacy, negligence, copyright or trademark infringement or other theories based on the nature of such information or content. Such lawsuits, liability, negative publicity or claims, with or without merit, could be costly to defend or divert the attention of our management or other personnel.

While we take steps to mitigate such risks, we cannot guarantee that those steps will be effective or sufficient to protect us from liability or to minimize our costs. Preventing or responding to these actions may require us to make substantial investments in people and technology and these investments may not be successful, adversely affecting our business, financial condition and results of operations. For example, we take steps to avail ourselves of the safe harbor for copyright infringement under the Digital Millennium Copyright Act of 1998 (“DMCA”). The DMCA is intended, among other things, to reduce the liability of online service providers with respect to user-uploaded content. Under the DMCA there are safe harbors for copyright infringement available for online service providers that provide specific services, if they take certain affirmative steps as required under the DMCA. The applications and interpretations of the statutory requirements of the DMCA are evolving and may be modified by court rulings and industry practice. We therefore cannot guarantee that we will meet the safe harbor requirements of the DMCA, despite our efforts to do so. If we fail to comply with such statutory requirements or if the interpretations of the DMCA change, we may be subject to liability for copyright infringement resulting from our hosting and distribution of user-generated content.

Our platform offerings contain third-party open-source software components, and failure to comply with the terms of the underlying open source software licenses could adversely affect our business, results of operations, financial condition and prospects.

Our platform contains software modules licensed to us by third-party authors under “open source” licenses. In addition to our proprietary algorithms, we use open source large language models as the base for our fine-tuned models. Use and distribution of open source software may entail greater risks than use of third-party commercial software, as open source licensors generally do not provide support, warranties, indemnification or other contractual protections regarding infringement claims or the quality of the code. In addition, the public availability of such software may make it easier for others to compromise our platform.

Some open source licenses contain requirements that may, depending on how the licensed software is used, modified or distributed, require that licensees make available source code for modifications or derivative works created based upon the licensed open source software, authorize further modification and redistribution of that source code, make that source code available at little or no cost, or grant other licenses to the licensee’s intellectual property. If we combine our proprietary software with open source software in a certain manner, we could, under certain open source licenses, be required to release the source code of our proprietary software under the terms of an open source software license. This could enable our competitors to create similar offerings with lower development effort and time and ultimately could result in a loss of our competitive advantages. Alternatively, to avoid the release of the affected portions of our source code, we could be required to purchase additional licenses, expend substantial time and resources to re-engineer some or all of our software or cease use or distribution of some or all of our software until we can adequately address the concerns.

Although we require vendors of open source software to be separately categorized and reviewed as part of our vendor management process, compliance with that policy may be inconsistent. We have not formalized the policies or procedures to monitor our use of open source software. The terms of many open source licenses have not been interpreted by U.S. or foreign courts, and there is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to provide or distribute our platform offerings. From time to time, there have been claims against companies that incorporate open source software into their offerings alleging that the use of such open source software infringes upon the intellectual property rights of a third party. As a result, we could be subject to similar lawsuits by third parties with respect to our use of software that we believe to be open source software. If we are held to have breached or failed to fully comply with all the terms and conditions of an open source software license, we could face infringement or other liability, or be required to seek licenses from third parties to continue providing our platform on terms that are costly or not economically feasible, to re-engineer our platform, to discontinue or delay the provision of our platform if re-engineering could not be accomplished on a timely basis, or to make our proprietary code generally available in source code form, any of which could adversely affect our business, financial condition or results of operations.

Risks Related to Regulation and Taxation

Our business is subject to complex and evolving laws, regulations and industry standards, and unfavorable interpretations of, or changes in, or our actual and perceived failure to comply with these laws, regulations and industry standards could substantially harm our business and results of operations.

We are subject to a number of laws and regulations that apply generally to businesses, including laws and regulations governing the internet and the marketing, sale and delivery of services over the internet. These laws and regulations, which continue to evolve, cover, among other things, taxation, tariffs, privacy, cybersecurity, pricing, content, copyrights, distribution, mobile and telecommunications, advertising practices, electronic contracts, sales procedures, automatic subscription renewals, credit card processing procedures, consumer and business financial products, insurance products, consumer protection, payroll compliance, the design and operation of websites and the characteristics and quality of products that are offered online. We cannot guarantee that we have been or will in the future be fully compliant with such laws and regulations in every jurisdiction, as it is not entirely clear in every jurisdiction how existing laws and regulations governing such areas apply or will be enforced. Moreover, as the regulatory landscape continues to evolve, increasing regulation and enforcement efforts by federal, state and foreign authorities, and the prospects for private litigation claims, become more likely. In addition, the adoption of new laws or regulations, or the imposition of other legal requirements, that adversely affect our ability to market or sell our platform could harm our ability to offer, or negatively affect customer demand for, our platform, which could impact our revenue, impair our ability to expand our platform and service offerings, and make us more vulnerable to competition. Future regulations, or changes in laws and regulations or their existing interpretations or applications, could also require us to change our business practices and raise compliance costs or other costs of doing business. Additionally, various federal, state and foreign labor laws govern our relationships with our employees and affect operating costs. These laws include employee classifications as exempt or non-exempt, minimum wage requirements, unemployment tax rates, workers’ compensation rates, overtime, family leave, workplace health and safety standards, payroll taxes, citizenship requirements and other laws and regulations. The number and type of laws applicable to us and our workforce will grow as our remote workforce increases. Significant additional laws or regulations, or our failure to comply with any laws and regulations that now, or could in the future, apply to our business could materially adversely affect our business, financial condition, results of operations and prospects. In addition, changes in regulations could negatively impact the business environment for the industry we operate in. Laws and regulations are rapidly evolving and may change significantly in the future.

If we fail or are alleged to fail to comply with privacy or cybersecurity laws, regulations and other obligations, our business, financial condition, results of operations and reputation could be materially adversely affected.

We receive, collect, store, use and otherwise process personal information and other confidential or proprietary data, for numerous purposes, including legal, marketing and other business-related purposes. Depending on various factors, including the nature of the information and the relationship with our users, we may act as either a data controller or business, or a data processor or service provider, each of which carries distinct legal and regulatory commitments under applicable privacy laws. As a data controller or business, we are directly responsible for determining the purposes and means of processing personal information, which subjects us to stringent requirements, including regarding privacy, transparency and accountability. Conversely, when we act as a data processor or service provider on behalf of our clients, we are obligated to process personal information in accordance with their instructions and applicable contractual terms and privacy laws.

We are subject to laws, regulations and other obligations that govern privacy and cybersecurity, including with respect to marketing, consumer protection and our collection, storage, sharing, use, disclosure, protection, sale and other processing of personal information. The regulatory framework for privacy and cybersecurity may be subject to new or differing interpretations, inconsistent, or conflicting with, other obligations, and is expected to remain rapidly evolving and to increase our compliance costs and liability exposure.

Many of these laws, regulations and other obligations impose differing obligations depending on whether we are acting as a data controller or business, or a data processor or service provider. For example, as a data controller or business, we are required to meet obligations around obtaining data subject consents, enabling individuals to exercise their rights under applicable laws, and ensuring data accuracy. As a data processor or service provider, our primary obligations focus on implementing appropriate security measures, following the instructions of the data controller or business and assisting the controller or business in meeting its own compliance requirements. These dual roles increase the complexity of our compliance efforts and the potential for liability in the event of a breach or regulatory violation.

In the United States, privacy and cybersecurity laws include rules and regulations promulgated under the authority of the Federal Trade Commission, the Electronic Communications Privacy Act, the Computer Fraud and Abuse Act, the California Consumer Privacy Act of 2018 (“CCPA”) and other state and federal laws relating to privacy and cybersecurity. The CCPA requires covered companies to make certain disclosures to California consumers about their data collection, use and sharing practices, allows consumers to opt out of the sale of personal information to third parties, and provides a private right of action and statutory damages for data breaches. The California Privacy Rights

Act of 2020 (“CPRA”), which took effect on January 1, 2023, amended the CCPA by imposing additional requirements, including granting California residents the ability to limit the use of their Sensitive Information, imposing penalties for violations concerning California residents under the age of 16, and establishing the California Privacy Protection Agency to implement and enforce the law. While the CPRA regulations introduced more stringent requirements, many of these regulations lack significant enforcement history, creating uncertainty and compliance challenges.

The enactment of the CCPA has spurred a wave of similar legislative developments in other states, resulting in a complex patchwork of overlapping but sometimes differing privacy laws. For example, Virginia, Colorado, Utah and Connecticut have enacted general privacy laws that became effective in 2023; Florida, Montana, Oregon and Texas have enacted privacy laws that became effective in 2024; Delaware, Iowa, Maryland, Minnesota, Nebraska, New Hampshire, New Jersey and Tennessee have enacted privacy laws that became effective in 2025; Indiana, Kentucky and Rhode Island have enacted privacy laws that have become effective in 2026; and Alabama and Oklahoma have enacted privacy laws that become effective in 2027. Each of these laws imposes unique compliance requirements and creates additional challenges for maintaining consistency across jurisdictions. At the federal level, there is ongoing discussion about the possibility of comprehensive privacy legislation. However, no uniform standard has been enacted, and state-level activity continues to shape the regulatory landscape. The evolving nature of privacy and cybersecurity laws increases our compliance costs and potential liability as we navigate variations in requirements across jurisdictions.

Additionally, the Department of Justice recently issued a final rule that took effect in April 2025 and places limitations, and in some cases prohibitions, on certain transfers of sensitive personal data to business partners located in China or with other specified links to China (and other designated countries). These rules also may broadly require us to extract promises from business partners that they will not transfer data we share with them onward to parties linked to countries of concern.

We are also subject to a variety of industry standards, contractual and other obligations, such as self-regulatory guidelines, that govern our privacy and cybersecurity practices. These obligations require us to, for example, implement opt-out mechanisms, provide detailed disclosures and adhere to principles such as transparency and accountability. Failure to comply or to meet industry expectations with respect to these obligations could result in regulatory investigations, negative publicity, private litigation or other proceedings, which could adversely impact our reputation, increase costs and damage our business.

As we expand our operations and data-related solutions, the scrutiny on our data collection, use, sharing and processing practices may increase. Future laws and regulations could impose additional restrictions on data processing, including requirements for explicit consent, limitations on data retention or increased data subject rights. These changes may require us to redesign our platform, increase compliance costs or limit our ability to collect and use data, potentially reducing demand for our offerings. Additionally, as we continue to expand and develop new products and services, we may face challenges in uniformly applying compliance standards, particularly as requirements evolve or as certain legacy systems and processes are integrated into our broader platform. Any failure to fully implement or apply these standards across our offerings could result in increased compliance costs, reputational harm, loss of customer trust, regulatory scrutiny or legal liability, which could adversely affect our business, financial condition and results of operations.

While we have implemented measures designed to address privacy and cybersecurity laws, regulations and other obligations, we may, or may be perceived to have, not done so consistently across all our products and services. For instance, while we have completed a SOC 2 Type II audit, the scope of the system for this certification does not incorporate all of our products and services. This limitation may expose us to risks if customers or regulators expect all our offerings to meet the standards set forth in the certification or if gaps in compliance across different products create vulnerabilities.

Compliance with privacy and cybersecurity laws, regulations and other obligations is, and is likely to remain, uncertain for the foreseeable future. We cannot guarantee that we have been or will in the future be fully compliant with such laws, regulations and other obligations in every jurisdiction. Complying with these laws, regulations or other obligations may require us to modify our platform offerings, incur substantial compliance, technical and operational costs, modify our practices and restrict our business operations. Any failure or perceived failure to comply with these laws, regulations and other obligations relating to privacy or cybersecurity, including our own privacy policies, may result in regulatory investigations or enforcement actions, litigation (including individual or class action lawsuits), claims or public statements against us by consumer advocacy groups or others, and could result in significant monetary liability, fines, penalties, loss of customers, reputational harm and loss of goodwill and trust, which could have a material and adverse effect on our business, financial condition, results of operations and reputation.

Failure to comply with anti-bribery and anti-corruption laws and anti-money laundering laws, export controls, trade and economic sanctions and similar laws, could subject us to penalties and other adverse consequences.

Failure to comply with anti-bribery, anti-corruption, anti-money laundering, export controls, trade and economic sanctions, and similar laws could subject us to penalties and other adverse consequences. We are subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act and other federal, state and local laws that address anti-bribery, anti-corruption and anti-money laundering. If we expand internationally, we may become subject to the anti-corruption, anti-bribery and anti-money laundering laws of other countries. Anti-corruption and anti-bribery laws have been enforced aggressively in recent years and are interpreted broadly to generally prohibit companies, their employees, agents, representatives, business partners and third-party intermediaries from authorizing, offering or providing, directly or indirectly, improper payments or benefits to recipients in the public or private sector.

If we pursue international expansion, our risks under these laws may increase as we, our employees, agents, representatives, business partners and third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities and we may be held liable for the corrupt or other illegal activities of these employees, agents, representatives, business partners or third-party intermediaries even if we do not explicitly authorize such activities. These laws also require that we keep accurate books and records and maintain internal controls and compliance procedures designed to prevent any such actions. While we will have policies and procedures to address compliance with such laws, we cannot assure you that none of our employees, agents, representatives, business partners or third-party intermediaries will take actions in violation of our policies and applicable law, for which we may be ultimately held responsible.

In some cases, our solutions may be subject to U.S. and foreign export controls, trade and economic sanctions and import laws and regulations. Governmental regulation related to the import or export of our solutions or our failure to obtain any required import or export authorization for our solutions, when applicable, could harm future international sales and adversely affect our revenue. For example, U.S. export control laws and trade and economic sanctions prohibit or restrict the shipment of certain products and services to countries, governments, and persons targeted by U.S. sanctions without government authorization. In addition, various foreign governments may also impose controls, export license requirements, and/or restrictions that could be applicable to our solutions. If we fail to comply with export and import regulations and such trade and economic sanctions, penalties could be imposed, including fines and/or denial of certain export privileges. Compliance with applicable regulatory requirements regarding the export of our solutions may create delays in the introduction of our solutions in international markets or, in some cases, prevent the export of our solutions to some countries altogether. Moreover, any new export or import restrictions, new legislation or shifting approaches in the enforcement or scope of existing regulations, or in the countries, persons or products targeted by such regulations, could result in decreased use of our solutions by, or in our decreased ability to export our solutions to, existing or potential customers with international operations. Any decreased use of our platform offerings or limitation on our ability to export or sell our offerings could adversely affect our business, financial condition and results of operations.

Any allegations or violation of the FCPA or other applicable anti-bribery or anti-corruption laws, anti-money laundering laws or export controls and trade and economic sanctions could result in whistleblower complaints, sanctions, settlements, prosecution, enforcement actions, fines, damages, adverse media coverage, investigations, loss of export privileges, severe criminal or civil sanctions or suspension or debarment from U.S. government contracts, all of which may have an adverse effect on our reputation, business, results of operations and prospects. Responding to any investigation or action could result in significant diversion of management’s attention and resources and significant defense costs and other professional fees. In addition, the U.S. government may seek to hold us liable for successor liability for FCPA, export control or trade and economic sanctions violations committed by companies in which we invest or that we acquire. As a general matter, investigations, enforcement actions and sanctions could harm our reputation, business, financial condition and results of operations.

We identified material weaknesses in our internal control over financial reporting in connection with the preparation and audit of our financial statements for the fiscal years ended January 31, 2025 and 2024, and these material weaknesses continued to exist as of April 30, 2026. We may identify additional material weaknesses in the future that may cause us to fail to meet our reporting obligations or result in material misstatements of our financial statements. If we fail to remediate existing material weaknesses, identify additional material weaknesses or fail to establish and maintain effective internal control over financial reporting, our ability to accurately and timely report our financial results could be adversely affected.

As a result of becoming a public company, we will be required to furnish a report by management on the effectiveness of our internal control over financial reporting. A material weakness is a deficiency or combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis. To date, we have had limited financial and accounting personnel to fully execute our accounting processes and address our internal control over financial reporting. In connection with the preparation and audit of our financial statements for the fiscal years ended January 31, 2025 and 2024, we identified material weaknesses in our internal control over financial reporting that could adversely affect our ability to accurately and timely report our financial results, and these material weaknesses continued to exist as of April 30, 2026.

Specifically, we have identified deficiencies in our information technology general control (“ITGC”) environment, including deficiencies related to logical access and segregation of duties. These deficiencies exist within (1) certain enterprise resource planning systems (“ERPs”), (2) third-party financial systems that are integrated with these ERPs and are used in our financial reporting processes and (3) internally developed systems. Improper logical access management in these systems may increase the risk of unauthorized access to critical financial data, while inadequate segregation of duties could result in inappropriate or undetected changes to financial systems and data.

Additionally, we identified insufficient documentation supporting the performance and effectiveness of certain control activities related to the financial close and reporting process. This includes the lack of timely execution of reviews and inadequate evidence of review procedures, which diminishes our ability to demonstrate that controls operated effectively throughout the reporting period.

We are in the process of implementing remediation plans to address these material weaknesses, including enhancements to our ITGC environment, improvements to segregation of duties and strengthening documentation and execution of our financial reporting controls. The material weaknesses will be considered remediated when our management designs and implements effective controls that operate for a sufficient period of time and management has concluded, through testing, that these controls are effective. Our management will monitor the effectiveness of our remediation plans and make changes management determines to be appropriate. We cannot assure you that the measures we implement will be sufficient to remediate the material weaknesses we have identified or avoid potential future material weaknesses. If the steps we take do not correct the material weaknesses in a timely manner, we will be unable to conclude that we maintain effective internal controls over financial reporting. Accordingly, there could continue to be a reasonable possibility that these deficiencies or others, individually and in the aggregate, could result in errors in our financial statements that may not be prevented or detected on a timely basis, potentially leading to a material misstatement, resulting in a restatement of financial statements, causing us to fail to timely meet our reporting obligations or causing investors to lose confidence in our reported financial information, which could cause a decline in the trading price of our Class A common stock and we could be subject to sanctions or investigations by the SEC or other regulatory authorities including equivalent foreign authorities.

When we cease to be an “emerging growth company” as defined under the JOBS Act, our auditors will be required to express an opinion on the effectiveness of our internal controls, unless we are then eligible for any other exemption from such requirement. At such time, our independent registered public accounting firm may issue a report that is adverse, which would occur in the event we have a material weakness in our internal control over financial reporting. If new material weaknesses are identified in our internal control over financial reporting, our ability to record, process and report financial information accurately, and to prepare financial statements within the time periods specified by the rules and forms of the SEC, could be adversely affected which, in turn, may adversely affect our reputation and business and the trading price of our Class A common stock. In addition, any such failures could result in litigation or regulatory actions by the SEC or other regulatory authorities, loss of investor confidence, delisting of our securities and harm to our reputation and financial condition, or diversion of financial and management resources from the operation of our business.

We engage in the solicitation of charitable contributions on behalf of nonprofit organizations from time to time, and as a result we are subject to regulatory, reputational and financial risks.

Many jurisdictions, both at the federal and state level, impose strict regulations on entities that engage in the solicitation of charitable funds on behalf of nonprofit organizations, including strict state-specific registration requirements. Any failure to maintain compliance with these laws and regulations could result in fines, enforcement actions or reputational damage. Organizations like ours that solicit and receive charitable contributions may be exploited and expose us to heightened money laundering risks and subject us to liability under applicable anti-money laundering laws. While we maintain stringent and comprehensive efforts to screen and monitor charitable contributions, there can be no assurance that these controls will be effective. Our success depends on the trust we maintain with our customers, and any failure to comply with the foregoing regulations could severely harm our brand and reputation and materially adversely affect our business.

Our estimates or judgments relating to our critical accounting policies may be based on assumptions that change or prove to be incorrect, which could cause our results of operations to fall below expectations of securities analysts and investors, resulting in a decline in the trading price of our Class A common stock.

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in our consolidated financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as described in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The results of these estimates form the basis for making judgments about the recognition and measurement of certain assets and liabilities and revenue and expenses that is not readily apparent from other sources. Our accounting policies that involve judgment and use of estimates include the fair value of assets acquired and liabilities assumed in acquisitions and investments. If our assumptions change or if actual circumstances differ from those in our assumptions, our results of operations could be adversely affected, which could cause our results of operations to fall below the expectations of securities analysts and investors, resulting in a decline in the trading price of our Class A common stock.

Our ability to use our net operating losses and certain other tax attributes to offset future taxable income may be subject to certain limitations.

As of January 31, 2026, we had approximately $22.3 million and $10.6 million of federal and state net operating loss carryforwards (“NOLs”), respectively. All of these NOLs carryforward indefinitely. The amount of federal NOLs arising in taxable years beginning after December 31, 2017, that we are permitted to deduct in a taxable year is limited to 80% of our federal taxable income in each such year to which the NOLs are applied. Similar limitations may apply to our state NOLs. Utilization of our NOLs and certain other tax attributes depends on many factors, including us attaining profitability, which cannot be assured. Due to our cumulative losses, we have recorded a full valuation allowance against our NOLs as of January 31, 2026.

In addition, our ability to utilize our federal NOLs and certain other tax attributes, may be limited under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the “Code”). These limitations apply if we experience an “ownership change,” which generally occurs if one or more stockholders who own at least 5% of our stock increase their ownership (by value) by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. Similar rules may apply under state and local tax laws.

If we have undergone ownership changes, or if we undergo an ownership change in the future, our ability to use our pre-change NOLs and other pre-change tax attributes (such as research and development tax credits) to offset our post-change income or taxes may be limited. Similar provisions of state tax law may also apply to limit the use of our state

NOLs. Future changes in our stock ownership, some of which may be outside of our control, may result in an ownership change under these rules.

There is a risk that due to changes in tax law, regulatory changes or other unforeseen reasons, our existing NOLs or business tax credits could expire or otherwise become unavailable to offset future income tax liabilities. At the state level, there may also be periods during which the use of NOLs or business tax credits is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed by us. For these reasons, we may not be able to realize a tax benefit from the use of our NOLs or tax credits, even if we attain profitability.

Our results of operations may be harmed if we are required to collect or pay sales or other taxes in jurisdictions where we have not historically done so.

The application of federal, state, local and foreign tax laws to services provided electronically is evolving. In particular, the applicability of sales and use taxes and other taxes, such as gross receipts, excise, digital service and telecom taxes, to our platform in various jurisdictions is unclear, and these rules and regulations are subject to varying interpretations that may change over time. We collect and remit sales tax and other taxes in the United States. It is possible, however, that we could face sales tax or other tax audits and that our liability for these taxes could exceed our estimates as tax authorities in the United States or other jurisdictions could still assert that we are obligated to collect additional tax amounts from our paying customers and remit those taxes to those authorities. We could also be subject to audits in states and foreign jurisdictions for which we have not accrued tax liabilities. A successful assertion that we should be collecting additional sales or other taxes in jurisdictions where we have not historically done so and do not accrue for such taxes could result in substantial tax liabilities for past sales, discourage organizations from using our platform or otherwise harm our business, financial condition and results of operations.

Further, one or more state or other tax authorities could seek to impose additional sales, use, telecommunications tax or other tax collection and record-keeping obligations on us or may determine that such taxes should have, but have not been, paid by us. Liability for past taxes may also include substantial interest and penalty charges. Any successful action by state or other authorities to compel us to collect and remit sales tax, use tax, telecommunication tax or other taxes, either retroactively, prospectively or both, may harm our business, financial condition and results of operations.

Changes in tax laws and regulations could adversely affect our business, financial condition and results of operations.

We operate in multiple jurisdictions and are subject to tax laws and regulations of the U.S. federal, state and local and foreign governments. New income, sales, use, digital service or other tax laws, statutes, rules, regulations or ordinances could be enacted at any time. Those enactments could harm our domestic and international business operations and our business, financial condition and results of operations. Further, existing tax laws, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to us. The introduction of new, or changes to existing, tax laws could require us or our customers to pay additional tax amounts on a prospective or retroactive basis, as well as require us or our customers to pay fines and/or penalties and interest for past amounts deemed to be due. If we raise our prices to offset the costs of these changes, existing and prospective customers may elect not to purchase our offerings in the future. Additionally, new, changed, modified or newly interpreted or applied tax laws could increase our customers and our compliance, operating and other costs, as well as the costs of our offerings. Further, these events could decrease the capital we have available to operate our business. Any or all of these events may harm our business, financial condition and results of operations.

If we expand the scale of our international business activities, any changes in the U.S. or foreign taxation of such activities may increase our worldwide effective tax rate and harm our business, financial condition and results of operations. We may be subject to taxation in several jurisdictions around the world with increasingly complex tax laws, the application of which can be uncertain. The amount of taxes we pay in these jurisdictions could increase substantially as a result of changes in the applicable tax principles, including increased tax rates, new tax laws or revised interpretations of existing tax laws and precedents. An increase in our tax liabilities could harm our liquidity and results of operations. In addition, the authorities in these jurisdictions could review our tax returns and impose additional tax, interest and penalties, and the authorities could claim that various withholding requirements apply to us or assert that benefits of tax treaties are not available to us, any of which may harm us and our results of operations.

We are an emerging growth company and a smaller reporting company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies and smaller reporting companies could make our Class A common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including:

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exemption from the requirement to have our registered independent public accounting firm attest to management’s assessment of our internal control over financial reporting;
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exemption from compliance with the requirement of the PCAOB regarding the communication of critical audit matters in the auditor’s report on the financial statements;
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reduced disclosure about our executive compensation arrangements; and
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exemption from the requirement to hold non-binding advisory votes on executive compensation or golden parachute arrangements.

We could continue to be an emerging growth company for up to five years until as late as January 31, 2031. Our status as an emerging growth company will end as soon as any of the following takes place:

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the last day of the fiscal year in which we have at least $1.235 billion in annual revenue;
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the date we qualify as a “large accelerated filer,” with at least $700.0 million of equity securities held by non-affiliates;
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the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; or
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January 31, 2031, which is the last day of the fiscal year ending after the fifth anniversary of the completion of the IPO.

In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies unless it otherwise irrevocably elects not to avail itself of this exemption. We have elected to use this extended transition period until we are no longer an emerging growth company or until we affirmatively and irrevocably opt out of the extended transition period. As a result, our consolidated financial statements may not be comparable to the financial statements of companies that comply with new or revised accounting pronouncements as of public company effective dates.

We are also a “smaller reporting company” because our annual revenue was less than $100 million during the year ended January 31, 2026. We may continue to be a smaller reporting company in any given fiscal year if either (1) the market value of our common stock held by non-affiliates is less than $250 million as of the last business day of the second fiscal quarter of such fiscal year or (2) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is less than $700 million as of the last business day of the second fiscal quarter of such fiscal year. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form

10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

We cannot predict if investors will find our Class A common stock less attractive if we choose to rely on any of the exemptions afforded emerging growth companies and smaller reporting companies. If some investors find our Class A common stock less attractive because we rely on any of these exemptions, there may be a less active trading market for our Class A common stock and the trading price of our Class A common stock may be more volatile and may decline.

We continue to incur increased costs and demands upon management as a public company, which could adversely affect our business, financial condition and results of operations.

As a newly public company, we are incurring substantial legal, accounting and other expenses that we did not incur as a private company, and these expenses may increase even more after we are no longer an “emerging growth company.” For example, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the rules and regulations of the SEC and the listing standards of the Nasdaq Stock Market. Our management and other personnel will need to continue to devote a substantial amount of time to compliance with these requirements and we expect these rules and regulations to continue to substantially increase our legal and financial compliance costs. For example, we expect complying with these rules and regulations to make it more expensive for us to maintain director and officer liability insurance, and, in the future, we may be required to accept reduced policy limits and coverage or incur substantially higher costs to maintain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors, particularly to serve on our audit committee and compensation committee, or as our executive officers. In addition, we have expended, and anticipate that we will continue to expend, significant resources in order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting. In that regard, although we have already hired additional employees to assist us in complying with these requirements, we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. In addition, as a public company, we may be subject to stockholder activism, which can lead to substantial costs, distract management and impact the manner in which we operate our business in ways we cannot currently anticipate. As a result of disclosure of information in this prospectus and in our Exchange Act filings, our business and financial condition are more visible, which may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and results of operations could be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business and results of operations. These costs and demands upon management could adversely affect our business, financial condition and results of operations.

We may face challenges in closing our books and preparing timely and accurate financial reports, which could adversely impact our business, investor confidence and our ability to meet SEC reporting obligations.

We have experienced significant growth in recent years through both organic expansion and a series of strategic acquisitions. As we continue to scale our operations, integrate multiple acquired businesses and expand our geographic and product footprint, we face increasing complexity in our financial reporting environment. Our recent acquisitions require integration of financial systems, controls, accounting policies and personnel. These rapid developments place significant demands on our finance, accounting and internal controls functions. Given the pace of our growth and acquisitions, there is a risk that we may not be able to timely or accurately close our books, integrate acquired entities or produce consolidated financial statements in accordance with U.S. GAAP or SEC requirements. This may result in delayed filings with the SEC, the restatement of previously issued financial statements or deficiencies in our internal control over financial reporting. Any of these outcomes could harm our reputation, trigger penalties or enforcement actions from the SEC, delay or impair our ability to access capital markets and reduce investor confidence in our company and financial reporting.

Risks Related to Ownership of Our Class A Common Stock

Our co-founder, president and chief executive officer, Mr. Beck, and his affiliates control a majority of the voting power of our outstanding capital stock and this limits other stockholders' ability to influence or direct the outcome of key corporate actions and transactions, including a change in control.

Our publicly traded Class A common stock entitles each holder to one vote per share. Our co-founder, president and chief executive officer, Mr. Beck, and his affiliates hold shares of Class B common stock that are entitled to ten votes per share.

As of the date of this prospectus, the shares beneficially owned by Mr. Beck represented a majority of the aggregate voting power of our outstanding common stock. As a result, for the foreseeable future, Mr. Beck will be able to significantly influence or control all matters requiring approval by our stockholders, including the election of directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major transaction requiring stockholder approval. Mr. Beck may have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interest. The concentration of influence will limit or preclude your ability to influence corporate matters for the foreseeable future and could have the effect of delaying, preventing or deterring a change in control of our company, could deprive you and other holders of Class A common stock of an opportunity to receive a premium for your Class A common stock as part of a sale of our company and could negatively affect the trading price of our Class A common stock. In addition, this may prevent or discourage unsolicited acquisition proposals or offers for our capital stock that you may feel are in your best interest as one of our stockholders.

Additionally, future transfers by holders of our Class B common stock will generally result in those shares converting into our Class A common stock, subject to limited exceptions. The conversion of our Class B common stock to our Class A common stock will have the effect, over time, of increasing the relative voting power of those holders of our Class B common stock who retain their shares in the long term. As a result, it is possible that one or more holders of our Class B common stock, including Mr. Beck, could gain additional control as other holders of our Class B common stock sell or otherwise convert their shares into our Class A common stock. In addition, the conversion of our Class B common stock into our Class A common stock will dilute holders of our Class A common stock, including holders of shares purchased in our IPO, in terms of their voting power within our Class A common stock.

Although we do not expect to rely on the “controlled company” exemption under the rules and regulations of the Nasdaq Stock Market, we have the right to use such exemption and therefore could in the future avail ourselves of certain reduced corporate governance requirements.

Mr. Beck holds a majority of the aggregate voting power of our outstanding common stock and we may be considered to be a “controlled company” as that term is set forth in the rules and regulations of the Nasdaq Stock Market. Under these rules, a company of which more than 50% of the voting power is held by a person or group of persons acting together is a “controlled company” and may elect not to comply with certain rules and regulations of the Nasdaq Stock Market regarding corporate governance, including:

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the requirement that a majority of its board of directors consist of independent directors;
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the requirement that its director nominees be selected or recommended for the board’s selection by a majority of the board’s independent directors in a vote in which only independent directors participate or by a nominating committee comprised solely of independent directors, in either case, with board resolutions or a written charter, as applicable, addressing the nominations process and related matters as required under the federal securities laws; and
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the requirement that its compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

These requirements would not apply to us if, in the future, we choose to avail ourselves of the “controlled company” exemption. Although we qualify as a “controlled company,” we do not currently expect to rely on these exemptions and intend to fully comply with all corporate governance requirements under the rules and regulations of the Nasdaq

Stock Market. However, if we were to rely on some or all of these exemptions in the future, you would not have the same protections afforded to stockholders of other companies that are subject to all of the corporate governance requirements of the Nasdaq Stock Market.

Our quarterly results might fluctuate and if we fail to meet the expectations of analysts or investors, the trading price of our Class A common stock could decline substantially.

Our quarterly financial results might fluctuate as a result of a variety of factors, many of which are outside of our control. If our quarterly financial results fall below the expectations of investors or any securities analysts who might follow our stock, the price of our Class A common stock could decline substantially. Some of the important factors that might cause our revenue, operating results and cash flows to fluctuate from quarter to quarter include:

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our ability to attract new customers and retain and increase sales to existing customers;
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the timing and size of new customer subscriptions and other agreements, renewals or cancellations;
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changes in customer budgets or priorities, particularly within mission-driven organizations that may be subject to significant shifts in funding or leadership based on various factors outside of our control;
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the variability in demand from CFLs, which can influence our revenue directly or indirectly from NCPs;
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the timing and size of our acquisitions and investments;
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the number of new employees added;
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the amount and timing of our equity-based compensation expenses;
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the productivity of our sales force;
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the amount and timing of operating expenses and capital expenditures that we may incur to grow and expand our operations;
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the development and introduction of new offerings by us or our competitors;
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significant cybersecurity breaches and incidents, technical difficulties or interruptions in the availability of our platform;
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the timing of customer payments and payment defaults by customers;
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general economic conditions that might harm either our customers’ ability or willingness to expand their usage of our platform, delay a prospective customer’s purchasing decision or affect customer retention;
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impact of applicable tax laws, rules and regulations;
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the impact of new accounting pronouncements; and
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our ability to navigate reputational risks related to the faith-based nature of our business.

Many of these factors are outside of our control, and the occurrence of one or more of them might cause our revenue, operating results and cash flows to vary widely. As such, we believe that quarter-to-quarter comparisons of our revenue, operating results and cash flows might not be an indication of future performance. If our operating or financial results fall below the expectations of investors or analysts, the trading price of our Class A common stock could decline, potentially significantly.

The trading price of our Class A common stock might be volatile or might decline regardless of our operating performance, resulting in substantial losses for investors.

The trading price of our Class A common stock is likely to be volatile and could be subject to fluctuations in response to various factors, some of which are beyond our control. Factors that could cause fluctuations in the trading price of our Class A common stock include the following:

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price and volume fluctuations in the overall stock market from time to time;
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sales of shares of our Class A common stock by us or our stockholders;
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the recruitment or departure of key personnel;
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the public’s reaction to our press releases, other public announcements and filings with the SEC;
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rumors and market speculation involving us or other companies in our industry;
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fluctuations in the trading volume of our shares or the size of our public float;
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actual or anticipated changes or fluctuations in our results of operations;
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actual or anticipated developments in our business, our competitors’ businesses or the competitive landscape generally;
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failure of securities analysts to maintain coverage of us, changes in actual or future expectations of investors or securities analysts or our failure to meet these estimates or the expectations of investors;
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litigation involving us, our industry or both;
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governmental or regulatory actions or audits;
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regulatory or legal developments in the United States and other countries;
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general economic conditions and trends;
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announcement or expectation of additional financing efforts;
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expiration of lock-up agreements or other restrictions on the sale or disposition of our securities; and
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changes in accounting standards, policies, guidelines, interpretations or principles.

The realization of any of the above risks or any of a broad range of other risks, including those described in this “Risk Factors” section, could have an adverse impact on the trading price of our Class A common stock.

In addition, in the past, following periods of volatility in the overall market and the trading price of a particular company’s securities, securities class action litigation has often been instituted against these companies. Such litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

Substantial future sales of shares of our Class A common stock, or the perception that such sales may occur, could cause the trading price of our Class A common stock to decline.

The trading price of our Class A common stock could decline as a result of substantial sales of our Class A common stock, particularly sales by our directors, executive officers and significant stockholders, a large number of shares of our Class A common stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares.

In addition, if Scott Beck, Pat Gelsinger and/or certain other members of our board of directors purchase shares in the offering in accordance with their commitments, any future transfers or sales of such shares may cause the price of our Class A common stock to decline. We cannot predict the number of these shares that might be sold nor the effect that future sales of the shares of our Class A common stock would have on the market price of our Class A common stock.

The dual-class structure of our common stock may adversely affect the trading market for our Class A common stock.

Certain stock index providers have excluded companies with multiple classes of shares of common stock from being added to certain stock indices. Accordingly, the dual-class structure of our common stock makes us ineligible for inclusion in indices with such restrictions and, as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices may not invest in our Class A common stock. In addition, several stockholder advisory firms and large institutional investors have been critical of the use of multi-class structures. Such stockholder advisory firms may publish negative commentary about our corporate governance practices or our capital structure, which may dissuade large institutional investors from purchasing shares of our Class A common stock. These actions could make our Class A common stock less attractive to other investors and may result in a less active trading market for our Class A common stock.

If securities or industry analysts either do not publish research about us or publish inaccurate or unfavorable research about us, our business or our market, or if they adversely change their recommendations regarding our Class A common stock, the trading price or trading volume of our Class A common stock could decline.

The trading market for our Class A common stock is influenced in part by the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. If one or more securities analysts initiate research with an unfavorable rating or downgrade our Class A common stock, provide a more favorable recommendation about our competitors or publish inaccurate or unfavorable research about our business, our Class A common stock price would likely decline. If few securities analysts cover us, or if one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets and demand for our securities could decrease, which in turn could cause the price and trading volume of our Class A common stock to decline.

Our issuance of additional capital stock in connection with financings, acquisitions, investments, our equity incentive plans or otherwise will dilute all other stockholders.

We expect to issue additional capital stock in the future that will result in dilution to all other stockholders. We expect to grant equity awards to employees, directors and consultants under our equity incentive plans. We may also raise capital through equity financings in the future. If we acquire or make investments in complementary companies, products or technologies, we may issue equity securities to pay for any such acquisition or investment. Any such issuances of additional capital stock may cause stockholders to experience significant dilution of their ownership interests and the per share value of our Class A common stock to decline.

We do not intend to pay dividends on our Class A common stock for the foreseeable future.

We currently intend to retain all available funds and any future earnings to fund the development and growth of our businesses. As a result, we do not anticipate declaring or paying any cash dividends on our Class A common stock in the foreseeable future. As a result, stockholders must rely on appreciation in the price of our Class A common stock for a return on their investment. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our business prospects, results of operations, financial condition, cash requirements and availability, industry trends and other factors that our board of directors may deem relevant. Any such decision also will be subject to compliance with contractual restrictions and covenants in the agreements governing our current indebtedness. In addition, our ability to pay dividends may be restricted by the terms of any future incurrence of debt.

Delaware law and provisions in our certificate of incorporation and bylaws might delay, discourage or prevent a change in control of our company or changes in our management, thereby depressing the trading price of our Class A common stock.

Our status as a Delaware corporation and the anti-takeover provisions of the Delaware General Corporation Law (the “DGCL”), may discourage, delay or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, even if a change of control would be beneficial to our existing stockholders. In addition, our certificate of incorporation and bylaws contain provisions that may make the acquisition of our company more difficult or delay or prevent changes in control of our management. Among other things, these provisions:

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provide for a dual class common stock structure, with differing voting rights;
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permit our board of directors to issue shares of preferred stock, with any powers, rights, preferences and privileges as they may designate;
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provide that the authorized number of directors may be changed only by resolution of the board of directors;
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provide that all vacancies and newly created directorships, may, except as otherwise required by law, our governing documents or resolution of our board of directors, and subject to the rights of holders of our preferred stock, only be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum, provided that vacancies occurring on our board of directors created by the removal of a director by the stockholders may also be filled by a vote of the stockholders if, at the time of such action to fill such vacancy, there is a holder of shares of Class B common stock that has voting control over at least a majority of the voting power of our outstanding shares of capital stock;
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divide our board of directors into three classes, each of which stands for election once every three years;
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for so long as our board of directors is classified, and subject to the rights of holders of our preferred stock, provide that a director may only be removed from the board of directors by the stockholders for cause;
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require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent, provided that at any time that a holder of shares of Class B common stock has voting control over at least a majority of the voting power of our outstanding shares of capital stock, any action required or permitted to be taken by our stockholders may be taken by written consent in accordance with the DGCL as long as our board of directors has first recommended or approved such action or our board of directors and secretary have been provided with at least 30 days’ prior written notice of such action;

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provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also meet specific requirements as to the form and content of a stockholder’s notice;
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not provide for cumulative voting rights (therefore allowing the holders of a plurality of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and
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provide that special meetings of our stockholders may be called only by our board of directors, the chairperson of our board of directors, our chief executive officer or president, or a holder of shares of Class B common stock that has voting control over at least a majority of the voting power of our outstanding shares of capital stock.

These provisions, alone or together, could delay, discourage or prevent a transaction involving a change in control of our company. These provisions could also discourage proxy contests and make it more difficult for stockholders to elect directors of their choosing and to cause us to take other corporate actions they desire, any of which, under certain circumstances, could limit the opportunity for our stockholders to receive a premium for their shares of our Class A common stock, and could also affect the price that some investors are willing to pay for our Class A common stock.

Our bylaws designate a state or federal court located within the State of Delaware as the exclusive forum for substantially all disputes between us and our stockholders, and also provide that the federal district courts are the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, each of which could limit our stockholders’ ability to choose the judicial forum for disputes with us or our directors, officers, stockholders or employees.

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (1) any derivative action brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, stockholders, officers or other employees to us or our stockholders, (3) any action arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws or (4) any other action asserting a claim that is governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware), except for, as to each of (1) through (4) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within ten days following such determination). This provision does not apply to any action brought to enforce a duty or liability created by the Exchange Act and the rules and regulations thereunder.

Section 22 of the Securities Act of 1933, as amended (the “Securities Act”) establishes concurrent jurisdiction for federal and state courts over Securities Act claims. Accordingly, both state and federal courts have jurisdiction to hear such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our bylaws also provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States are the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

Any person or entity purchasing, holding or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to the foregoing bylaw provisions. Although we believe these exclusive forum provisions benefit us by providing increased consistency in the application of Delaware law and federal securities laws in the types of lawsuits to which each applies, the exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our current or former directors, officers, stockholders or other employees, which may discourage such lawsuits against us and our current and former directors, officers, stockholders and other employees. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder as a result of our exclusive forum provisions.

Further, the enforceability of similar exclusive forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and it is possible that a court of law could rule that these types of provisions are inapplicable or unenforceable if they are challenged in a proceeding or otherwise. If a court were to find either exclusive forum provision contained in our bylaws to be inapplicable or unenforceable in an action, we may incur significant additional costs associated with resolving such dispute, as well as resolving such action in other jurisdictions, all of which could harm our results of operations.

Risks Related to This Offering

If you purchase our Class A common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

The public offering price will be substantially higher than the as adjusted net tangible book value per share of our Class A common stock after this offering. Investors purchasing Class A common stock in this offering will pay a price per share that substantially exceeds the as adjusted net tangible book value per share after this offering. As a result, investors purchasing Class A common stock in this offering will incur immediate dilution of $3.63 per share, based on the public offering price of $3.25 per share, representing the difference between our as adjusted net tangible book value per share after giving effect to this offering and the public offering price.

This dilution is due to our investors who purchased shares prior to this offering having paid substantially less when they purchased their shares than the price offered to the public in this offering. To the extent outstanding options are exercised, there will be further dilution to new investors. As a result of the dilution to investors purchasing shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation. For a further description of the dilution that you will experience immediately after this offering, see the section entitled “Dilution.”

Substantial amounts of our outstanding shares may be sold into the market when the lock-up period ends. If there are substantial sales of shares of our Class A common stock, the price of our Class A common stock could decline.

If our existing stockholders sell, or indicate an intention to sell, substantial amounts of our Class A common stock in the public market after the lock-up and other legal restrictions on resale discussed in this prospectus lapse, the trading price of our Class A common stock could decline. Based on shares of Class A common stock outstanding as of April 30, 2026, upon the completion of this offering we will have outstanding a total of 18,405,352 shares of Class A common stock, assuming no exercise of the underwriters’ option to purchase an additional 1,050,000 shares. Of these shares, as of the date of this prospectus, 14,475,191 shares of Class A common stock, including the shares of Class A common stock sold in this offering by us, plus any shares sold upon exercise of the underwriters’ option to purchase an additional 1,050,000 shares, will be freely tradable, without restriction, in the public market immediately following this offering, assuming that our current directors and officers do not purchase shares in this offering. The remaining shares are subject to lock-up restrictions described below and elsewhere in this prospectus. The representatives of the underwriters, however, may, in their sole discretion, permit our officers, directors and other stockholders who are subject to these lock-up restrictions to sell shares prior to the expiration of the lock-up restrictions.

The lock-up agreements pertaining to this offering will expire 90 days from the date of this prospectus, subject to earlier release of all or a portion of the shares subject to such agreements by the representatives of the underwriters in this offering in their sole discretion. After the lock-up agreements expire, based upon the number of shares of Class A common stock outstanding as of April 30, 2026, up to an additional 1,234,699 shares of Class A common stock will be eligible for sale in the public market, all of which are beneficially held by directors, executive officers and their affiliates and will be subject to certain limitations of Rule 144 under the Securities Act.

In addition, shares of Class A common stock and Class B common stock that are either subject to outstanding options or reserved for future issuance under our existing equity compensation plans will become eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules, the lock-up agreements and Rule 144 and Rule 701 under the Securities Act. If these additional shares of common stock are sold, or if it is perceived that they will be sold, in the public market, the trading price of our Class A common stock could decline.

We have broad discretion in the use of our existing cash, cash equivalents and short-term investments and the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of our existing cash, cash equivalents and short-term investments and the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether such proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of our existing cash, cash equivalents and short-term investments and the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our existing cash, cash equivalents and short-term investments and the net proceeds from this offering in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this prospectus include statements about:

•
our ability to scale our platform, manage our growth and expand our operations;
•
anticipated trends in our business and the faith and flourishing ecosystem;
•
our future acquisitions and investments;
•
our ability to continue as a going concern;
•
our ability to remediate material weaknesses in our internal control over financial reporting;
•
our ability to raise additional capital;
•
our ability to retain and expand our customer base;
•
our ability to remain competitive;
•
our ability to develop new products and enhance our platform;
•
our ability to retain our senior management team and attract talented employees;
•
our expectations of the performance, capabilities and attractiveness to our customers of our AI offerings;
•
our ability to maintain and enhance our brand;
•
general economic conditions and their impact on customer demand and charitable donations;
•
our ability to defend against claims, lawsuits, investigations, litigation and other proceedings;
•
our ability to comply with laws and regulations that currently apply or become applicable to our business;
•
our expectations regarding our ability to obtain, maintain, enforce, defend and enhance our intellectual property rights; and
•
our anticipated use of the proceeds from this offering.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, results of operations, financial condition and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Moreover, the forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. You should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, collaborations or similar transactions we may make.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $20.4 million, based on the public offering price of $3.25 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their option to purchase additional shares in full, we estimate that the net proceeds will be approximately $23.6 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for general corporate purposes, including acquisitions and investments in businesses, products, services or technologies, working capital, operating expenses and capital expenditures. However, we do not have agreements or commitments for any acquisitions or investments at this time for which we will use the proceeds from this offering.

The expected use of net proceeds from this offering represents our intentions based upon our present plans and business conditions. We cannot predict with certainty all of the particular uses for the proceeds of this offering or the amounts that we will actually spend on the uses set forth above. Because we expect to use the net proceeds from this offering for working capital and other general corporate purposes, our management will have broad discretion over the use of the net proceeds from this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flow from operations and the anticipated growth of our business. As of the date of this prospectus, we intend to invest the net proceeds that are not used as described above in capital-preservation investments, including short-term interest-bearing debt instruments or bank deposits.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our capital stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business. Any future determination to pay dividends will be made at the discretion of our board of directors subject to applicable laws and will depend upon, among other factors that our board of directors may deem relevant, our results of operations, financial condition, contractual restrictions and capital requirements. Our future ability to pay cash dividends on our capital stock may be limited by any existing or future debt instruments or preferred securities.

DILUTION

If you invest in our Class A common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our Class A common stock and the as adjusted net tangible book value per share of our Class A common stock immediately after this offering. Net tangible book value dilution per share to investors participating in this offering represents the difference between the amount per share paid by purchasers of shares of our Class A common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Net tangible book value per share is determined by dividing our total tangible assets less our total liabilities by the number of shares of our common stock outstanding. Our historical net tangible book value as of April 30, 2026, was $(53.3) million, or $(0.66) per share.

After giving effect to the sale by us of 7,000,000 shares of our Class A common stock in this offering at the public offering price of $3.25 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us our as adjusted net tangible book value to give effect to this offering as of April 30, 2026 would have been $(33.0) million, or $(0.38) per share. This represents an immediate increase in net tangible book value of $0.29 per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of $3.63 per share to investors purchasing shares of our Class A common stock in this offering at the public offering price. The following table illustrates this dilution:

Public offering price per share		$3.25
Historical net tangible book value per share as of April 30, 2026	$(0.66)
Increase in net tangible book value per share attributable to this offering	0.29
As adjusted net tangible book value per share after this offering		(0.38)
Dilution in as adjusted net tangible book value per share to investors in this offering		$3.63

If the underwriters exercise their option in full to purchase 1,050,000 additional shares of Class A common stock in this offering, the as adjusted net tangible book value per share after the offering would be $(0.34) per share, the increase in the net tangible book value per share to existing stockholders would be $0.04 per share and the as adjusted dilution to investors purchasing Class A common stock in this offering would be $3.59 per share.

The above discussion and table are based on 11,405,352 shares of our Class A common stock and 69,166,937 shares of our Class B common stock outstanding as of April 30, 2026, and excludes the following:

•
10,118,529 shares of Class A common stock issued upon conversion of an equal number of shares of Class B common stock from May 1, 2026 through July 2, 2026, which we define as the Class B Conversion;
•
4,281,939 shares of our Class B common stock issuable upon the exercise of outstanding options under the 2014 Plan as of April 30, 2026, with a weighted-average exercise price of $7.79;
•
9,264,329 shares of our Class A common stock issuable upon the exercise of outstanding options under the 2025 Plan as of April 30, 2026, with a weighted-average exercise price of $7.64;
•
150,000 shares of our Class A common stock issuable upon the vesting and settlement of outstanding restricted stock units under the 2025 Plan awarded as of April 30, 2026;
•
199,999 shares of Class B common stock issuable upon the exercise of warrants outstanding as of April 30, 2026, with a weighted-average exercise price of $18.00 per share;

•
8,198,170 shares of Class A common stock reserved for future issuance under the 2025 Plan as of April 30, 2026, as well as any automatic increases in the number of shares of our Class A common stock reserved for future issuance under this plan;
•
500,000 shares of Class A common stock reserved for future issuance under the ESPP as of April 30, 2026, as well as any automatic increases in the number of shares of our Class A common stock reserved for future issuance under this plan; and
•
298,835 shares of Class B common stock held by our consolidated, majority-owned subsidiaries as of April 30, 2026, which are not entitled to vote pursuant to Section 160(c) of the Delaware General Corporation Law.

To the extent that any outstanding options to purchase our common stock are exercised or new awards are granted under our equity compensation plans, or additional shares of our common stock are issued, there will be further dilution to investors participating in this offering.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

This unaudited pro forma consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma consolidated statement of operations for the year ended January 31, 2026, gives effect to the acquisition and consolidation of Midwestern Interactive, LLC on June 11, 2025 (the “Midwestern Acquisition”) as if it had occurred on February 1, 2025, the first day of our most recently completed fiscal year.

The unaudited pro forma consolidated financial information has been derived from and should be read in conjunction with (i) our historical audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2026, which are incorporated by reference in this prospectus, and (ii) Midwestern’s historical audited consolidated financial statements as of and for the year ended December 31, 2024 and historical unaudited consolidated financial statements as of and for the three months ended March 31, 2025, included in our prospectus filed November 19, 2025, which are incorporated by reference in this prospectus.

The unaudited pro forma consolidated statement of operations for the year ended January 31, 2026, combines the historical audited consolidated statement of operations of the Company for the year ended January 31, 2026 and the historical unaudited statement of operations of Midwestern for the period from February 1, 2025, through the date of consolidation, on a pro forma basis adjusted to give effect to the transaction as if it had occurred on February 1, 2025, the first day of our most recently completed fiscal year. The acquisition of Midwestern has been reflected in our historical unaudited consolidated balance sheet as of April 30, 2026 and historical unaudited consolidated statement of operations for the three months April 30, 2026, which is incorporated by reference into this prospectus. Accordingly, no pro forma condensed combined balance sheet as of April 30, 2026 or statement of operations for the three months ended April 30, 2026, is included in this unaudited pro forma consolidated financial information.

The pro forma transaction acquisition adjustments are based on available information and assumptions that management believes are reasonable and are intended to give effect to the Midwestern Acquisition as if it had occurred on February 1, 2025. The unaudited pro forma consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X, and the pro forma adjustments and related assumptions are described in the accompanying notes. The unaudited pro forma consolidated financial information is presented for informational purposes only and does not purport to represent the results of operations or financial position that would have been achieved had the Midwestern Acquisition occurred as of the date indicated nor is it meant to be indicative of future results of operations for any future period or as of any future date.

The unaudited pro forma consolidated financial information does not give effect to any cost savings, operating synergies, revenue enhancements or integration expenses that the combined company may achieve as a result of the Midwestern Acquisition, costs necessary to achieve such measures or costs to integrate the operations of the combined company.

The unaudited pro forma consolidated financial information should be read in conjunction with the section titled “Risk Factors” included elsewhere in this prospectus, with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Quarterly Report on Form 10-Q for the three months ended April 30, 2026, and in our Annual Report on Form 10-K for the year ended January 31, 2026, which are incorporated by reference.

Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended January 31, 2026

	Historical	Historical			Pro Forma
(in thousands, except for share and per share data)	Gloo Holdings, Inc.	Midwestern Interactive, LLC (Note 3)	Transaction Acquisition Adjustments		Gloo Holdings, Inc.
Revenue:
Platform revenue	$57,208	$—	$—		$57,208
Platform solutions revenue	37,452	5,755	(1,770)	(a)	41,437
Total revenue	94,660	5,755	(1,770)		98,645
Operating expenses:
Cost of revenue	71,554	3,741	—		75,295
Product development	23,744	—	—		23,744
Sales and marketing	36,354	129	—		36,483
General and administrative	60,016	597	(1,115)	(a)	59,498
Depreciation and amortization	11,163	30	157	(b)	11,350
Total operating expenses	202,831	4,497	(958)		206,370
Operating loss	(108,171)	1,258	(812)		(107,725)
Other expense (income):
Interest expense	14,347	74	—		14,421
Other expense (income), net	(2,367)	2	—		(2,365)
Loss (gain) from change in fair value of financial instruments	33,528	—	—		33,528
Loss on extinguishment of debt	7,473	—	—		7,473
Total other expense (income), net	52,981	76	—		53,057
Net loss before income taxes	(161,152)	1,182	(812)		(160,782)
Income tax (expense) benefit	(362)	—	(1)	(e)	(363)
Income (loss) from equity method investments, net	2,782	—	281	(c)	3,063
Net loss	(158,732)	1,182	(532)		(158,082)
Less: net loss attributable to noncontrolling interests	(1,604)	—	130	(d)	(1,474)
Net loss attributable to stockholders of Gloo Holdings, Inc.	$(157,128)	$1,182	$(662)		$(156,608)

Net loss per available to common stockholders of Gloo Holdings, Inc. (Class A and Class B), basic and diluted	$(182,222)				$(181,702)
Net loss per share attributable to common stockholders of Gloo Holdings, Inc. (Class A and Class B), basic and diluted	$(8.03)				$(8.01)
Weighted-average common shares (Class A and Class B) of Gloo Holdings, Inc., basic and diluted	22,696,229				22,696,229

1.
Basis of Presentation

This unaudited pro forma consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma consolidated statement of operations for the year ended January 31, 2026 gives effect to the Midwestern Acquisition as if it had occurred on February 1, 2025, the first day of our most recently completed fiscal year.

The Company obtained control of Midwestern on June 11, 2025, and consolidated Midwestern beginning on that date. The transaction was accounted for as a business combination under ASC 805. Accordingly, our historical audited consolidated statement of operations for the year ended January 31, 2026 includes the results of operations of Midwestern from June 11, 2025 through January 31, 2026. The unaudited pro forma consolidated statement of operations combines Midwestern’s historical unaudited results of operations for the period from February 1, 2025, through the date of consolidation to present the results of operations of the Company as if the Midwestern Acquisition had occurred on February 1, 2025.

The acquisition of Midwestern has been reflected in our historical unaudited consolidated balance sheet as of April 30, 2026 and historical unaudited consolidated statement of operations for the three months April 30, 2026, which is incorporated by reference into this prospectus. Accordingly, no pro forma condensed combined balance sheet as of April 30, 2026, or statement of operations for the three months ended April 30, 2026, is included in this unaudited pro forma consolidated financial information.

2.
Midwestern Acquisition

On January 3, 2025, the Company acquired an 80.0% membership interest in Midwestern in exchange for approximately $31.7 million in purchase consideration. As part of this transaction, the Company entered into a call option agreement with the minority interest holder of Midwestern, granting them the right to repurchase at least 80.0% of the Midwestern units held by the Company at a fixed price (the MW Call Option). The MW Call Option becomes exercisable on the third anniversary of January 3, 2025, or upon a qualifying event, including an initial public offering, subject to certain conditions. Upon assessing our relationship with Midwestern, we determined that it could not consolidate Midwestern as of January 3, 2025, because the participating rights held by Midwestern’s minority interest holder limited the Company from unilaterally controlling Midwestern and it should instead account for Midwestern using the equity method of accounting.

As part of the January 2025 transaction, the Company entered into several financing arrangements, including promissory notes and an installment payment. The Company entered into Promissory Note 1 with a principal amount of $6.5 million and Promissory Note 2 with a principal amount of $2.4 million (collectively, the Promissory Notes). Promissory Note 1 provides for payments in equal monthly installments over approximately two hundred ten months. Promissory Note 2 provides for payments in monthly installments for the first fifty-three months, followed by a balloon payment of the remaining principal balance in month fifty-four. Additionally, the Company entered into an installment payment obligation with a principal amount of $3.2 million (the Installment Payment). The installment payment bears interest at a fixed rate of five percent and matures in January 2027. In conjunction with the issuance of the notes, the Company recognized debt discounts of 47.7%, 20.7% and 2.4% as of the measurement date for Promissory Note 1, Promissory Note 2 and the Installment Payment, respectively.

On June 11, 2025, Midwestern amended its governing documents without additional consideration transferred from the Company. Following these changes to the governance of Midwestern, the Company determined that it had obtained control and should consolidate Midwestern as of June 11, 2025, in accordance with ASC 810, Consolidation (ASC 810). Additionally, the Company recognized a $2.8 million reduction of the MW Call Option’s value, reflecting the modification to the original agreement.

The historical financial information has been adjusted to present the Midwestern Acquisition on a pro forma basis, including adjustments to reflect the effect of accounting for Midwestern using the acquisition method of accounting in accordance with ASC 805, Business Combinations (ASC 805). The Company completed the Midwestern Acquisition and has accounted for the transaction as a business combination in accordance with ASC 805, using the acquisition method of accounting, which results in acquired assets, assumed liabilities and noncontrolling interest being measured at their estimated fair values as of the acquisition date, with goodwill being measured as excess of the consideration transferred over the fair value of net assets acquired.

The total purchase price of the acquisition includes the following:

Fair Value
(in thousands)
Cash consideration	$2,120
Equity consideration	8,479
Promissory notes to seller	12,045
Fair value of call option	8,792
Initial investment	31,436
Less: reduction in option due to June modification	(2,822)
Fair value of total consideration transferred	$28,614

The purchase price was allocated to the tangible and identifiable intangible assets acquired, liabilities assumed and noncontrolling interest of Midwestern based on their estimated fair values as of the acquisition date, with any excess purchase price transferred allocated to goodwill:

(in thousands)
Identified assets and liabilities:
Cash and cash equivalents	1,182
Accounts receivable	241
Prepaid expense and other assets	343
Fixed assets	155
Right-of-use assets	1,475
Intangible assets	6,050
Other LT Assets	6
Accrued liabilities	(407)
Lease liabilities	(1,475)
Notes payable	(717)
Total identifiable net assets acquired	6,853
Noncontrolling interest	(7,154)
Goodwill	28,917
Fair value of previously held equity interests in acquiree	(31,438)
Consideration trasferred	$(2,822)

The Company recorded finite-lived intangible assets related to customer relationships and trademarks of $4.6 million and $1.5 million, respectively. The fair value of the customer relationships was determined using the multi-period excess earnings method under the income approach and the fair value of the trademarks was determined using the relief from royalty rate method under the income approach. Acquired intangible assets are amortized over the estimated useful lives on a straight-line basis. The following table summarizes the fair values and estimated useful lives for the identifiable intangible assets acquired as of the acquisition date:

	Estimated Useful Life	Fair Value
		(in thousands)
Customer relationships	16 years	$4,550
Trademarks	8 years	1,500
		$6,050

3.
Reclassification Adjustment

As part of the unaudited pro forma condensed consolidated financial information, certain reclassification adjustments were made to conform the presentation of Midwestern, as presented in its historical consolidated financial statements, to that of the Company. These adjustments had no impact on total assets, total liabilities, net equity or net income as historically reported by Midwestern, but were necessary to align financial statement line items with our accounting and financial reporting framework. The following reclassification adjustments were applied to Midwestern’s historical unaudited results of operations for the period from February 1, 2025, through the date of consolidation:

Gloo Holdings, Inc.'s Presentation	Midwestern Interactive, LLC's Presentation	Midwestern Interactive, LLC, as presented	Reclassification Adjustments		Notes	Midwestern Interactive, LLC, as reclassified
		(in thousands)
Revenue:	Revenue:
N/A	Revenue	$5,755		$(5,755)	(1)	$—
Platform revenue	N/A	—		—		—
Platform solutions revenue	N/A	—		5,755	(1)	5,755
Other revenue	N/A	—		—		—
Total revenue	Total revenue	5,755		—		5,755
Cost of revenue	Cost of revenue	3,741		—		3,741
Product development	N/A	—		—		—
Sales and marketing	Sales and marketing	129		—		129
General and administrative	General and administrative	597		—		597
Depreciation and amortization	Depreciation	30		—		30
Impairment of goodwill	N/A	—
Total operating expenses	Total operating expenses	4,497		—		4,497
Operating loss	Operating income	1,258				1,258
Other expense (income):	N/A
Interest expense	Interest expense	74		—		74
Other income, net	Other expense (income), net	2		—		2
Loss (gain) from change in fair value of financial instruments	N/A	—		—		—
Loss on extinguishment of debt	N/A			—
Total other expense (income), net	N/A	76		—		76
Net loss before income taxes	N/A	1,182		—		1,182
Income tax (expense) benefit	N/A	—		—		—
Income (loss) from equity method investments, net	N/A	—		—		—
Net loss	Net income	1,182		—		1,182
Less: net loss attributable to noncontrolling interests	N/A	—		—		—
Net loss attributable to stockholders of Gloo Holdings, Inc.	N/A	$1,182	$			$1,182

(1)
Allocated $5.8 million of revenue to ‘Platform revenue’ in accordance with our accounting classification for comparable revenue generated from similar services.

These reclassification adjustments are presented solely to conform presentation formats and may not reflect all reclassifications necessary to conform Midwestern’s historical presentation to that of the Company due to limitations on the availability of information as of the date of this Prospectus.

4.
Unaudited Pro Forma Adjustments and Assumptions

The Company made the following adjustments and assumptions in the preparation of the unaudited pro forma information:

(a)
Reflects the elimination of $1.8 million of revenue and $1.1 million of general and administrative expenses for the year ended January 31, 2026, that would have been treated as intercompany transactions and eliminated upon consolidation between the Company and Midwestern had the Midwestern Acquisition occurred on February 1, 2025.
(b)
Reflects incremental amortization expense of $0.2 million related to finite-lived intangible assets that would have been recognized for the year ended January 31, 2026, had the Midwestern Acquisition occurred on

February 1, 2025. The adjustments have been calculated using the straight-line method over the respective estimated useful lives and are based on the step-up in fair value identified in the purchase price allocation:

	Estimated Useful Life	Fair Value	Incremental Amortization Expense
			(in thousands)
Customer relationships	16 years	$4,550	$95
Trademarks	8 years	$1,500	63
Incremental amortization expense			$158
(c)
Reflects the elimination of $0.3 million of equity method investments net losses associated with Midwestern recognized in the historical consolidated statement of operations of the Company for the year ended January 31, 2026, to align the timing of the transaction and reflect the application of consolidation accounting as if the Midwestern Acquisition had occurred on February 1, 2025.
(d)
Reflects the effect of the other transaction acquisition adjustments on net loss attributable to noncontrolling interest.
(e)
Reflects the income tax effect of the pro forma adjustments based on our estimated blended statutory tax rate of (0.2%) for the year ended January 31, 2026. The effective tax rate of the combined company could differ materially depending on post-acquisition activities, jurisdictional mix of earnings, changes in valuation allowance conclusions and other factors.

5.
Unaudited Pro Forma Net Loss Per Share Attributable to Stockholders of Gloo Holdings, Inc.

Pro forma net loss per share attributable to common stockholders of Gloo Holdings, Inc., basic and diluted, is computed by dividing pro forma net loss available to common stockholders of Gloo Holdings, Inc. by the weighted-average common shares. The following table sets forth the computation of pro forma net loss per share attributable to common stockholders of Gloo Holdings, Inc., basic and diluted:

(in thousands, except for share and per share data)	For the Year Ended January 31, 2026
Numerator:
Pro forma net loss attributable to stockholders of Gloo Holdings, Inc.	$(156,608)
Less: Undeclared cumulative dividends on Series A Preferred Units	17,694
Less: Deemed dividend for conversion of Member Advance	7,400
Pro forma net loss per available to common stockholders of Gloo Holdings, Inc. (Class A and Class B), basic and diluted	(181,702)
Denominator:
Weighted-average common shares (Class A and Class B) of Gloo Holdings, Inc., basic and diluted	22,696,229
Pro forma net loss per share attributable to common stockholders of Gloo Holdings, Inc. (Class A and Class B), basic and diluted	$(8.01)

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our capital stock as of May 15, 2026 by:

•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our common stock;
•
each of our named executive officers;
•
each of our directors; and
•
all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Section 13(d) and 13(g) of the Exchange Act.

The percentage of beneficial ownership prior to the offering shown in the table is based upon 13,108,949 shares of Class A common stock and 68,999,538 shares of Class B common stock outstanding as of May 15, 2026. The percentage of beneficial ownership after the offering shown in the table is based on 20,108,949 shares of Class A common stock and 68,999,538 shares of Class B common stock outstanding after the closing of this offering, assuming no exercise of the underwriters’ option to purchase additional shares.

We have deemed shares of our Class B common stock subject to stock options and warrants that are currently exercisable or exercisable within 60 days of May 15, 2026, to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

The table does not give effect to (1) any conversions of shares of Class B common stock into shares of Class A common stock that have occurred after May 15, 2026 or (2) any shares of Class A common stock that may be purchased in this offering by the persons included therein, and excludes 298,835 shares of Class B common stock held by our consolidated, majority-owned subsidiaries as of May 15, 2026, which are not entitled to vote pursuant to Section 160(c) of the Delaware General Corporation Law.

Unless otherwise indicated, the address for each person or entity listed in the table is c/o Gloo Holdings, Inc., 831 Pearl Street, Boulder, Colorado 80302.

	Shares Beneficially Owned Prior to the Offering				Percent of Total	Shares Beneficially Owned After the Offering				Percent of Total
	Class A Common Stock		Class B Common Stock‡		Voting Power†	Class A Common Stock		Class B Common Stock‡		Voting Power†
Name of Beneficial Owner	Number	Percentage	Number	Percentage	Prior to the Offering	Number	Percentage	Number	Percentage	After the Offering
Greater than 5% Stockholders:
Pearl Street Trust(1)	446,386	3.4%	29,029,209	42.1%	41.4%	446,386	2.2%	29,029,209	42.1%	40.9%
Thrivent Financial for Lutherans(2)	−	*	4,786,477	6.9%	6.8%	−	*	4,786,477	6.9%	6.7%
The Stephen and Pamela Thorne 2020 Nevada Irrevocable Trust(3)	−	*	3,776,773	5.5%	5.4%	−	*	3,776,773	5.5%	5.3%
Grace and Mercy Foundation, Inc.(4)	2,500,000	19.1%	−	*	*	2,500,000	12.4%	−	*	*
Jesus Fund(5)	1,250,000	9.5%	1,333,333	1.9%	2.1%	1,250,000	6.2%	1,333,333	1.9%	2.1%
Dragonfly Trust(6)	808,478	6.2%	−	*	*	808,478	4.0%	−	*	*
Erik Olson(7)	1,275,641	9.7%	1,072,084	1.6%	1.7%	1,275,641	6.3%	1,072,084	1.6%	1.7%
Nine Group Holdings, LLC(8)	1,536,198	11.7%	−	*	*	1,536,198	7.6%	−	*	*

Named Executive Officers and Directors:
Scott Beck(9)	446,386	3.4%	32,641,428	47.3%	46.5%	446,386	2.2%	32,641,428	47.3%	46.0%
Patrick Gelsinger(10)	161,653	1.2%	1,299,264	1.9%	1.9%	161,653	*	1,299,264	1.9%	1.8%
Paul Seamon	−	*	−	*	*	−	*	−	*	*
Bishop Claude Alexander, Jr.(11)	−	*	5,555	*	*	−	*	5,555	*	*
John Furst(12)	250,000	1.9%	1,907,854	2.8%	2.7%	250,000	1.2%	1,907,854	2.8%	2.7%
Derek Green(13)	250,000	1.9%	61,110	*	*	250,000	1.2%	61,110	*	*
Elizabeth Grennan(14)	−	*	5,555	*	*	−	*	5,555	*	*
Robert Gruenewald(15)	43,410	*	74,987	*	*	43,410	*	74,987	*	*
Nona Jones(16)	3,000	*	6,888	*	*	3,000	*	6,888	*	*
All directors and executive officers as a group (10 persons)	1,234,699	9.3%	36,040,948	51.7%	44.9%	1,234,699	6.1%	36,040,948	51.7%	50.4%

* Represents beneficial ownership of less than 1%.

‡ The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a one-for-one basis, such that each holder of Class B common stock beneficially owns an equivalent number of shares of Class A common stock.

† Represents the voting power with respect to all shares of our Class A common stock and Class B common stock, voting together as a single class. Each share of Class A common stock is entitled to one vote per share, and each share of Class B common stock is entitled to ten votes per share. The Class A common stock and Class B common stock vote together on all matters (including the election of directors) submitted to a vote of our stockholders, except under limited circumstances.

(1)
Consists of 446,386 shares of Class A common stock and 29,029,209 shares of Class B common stock held of record by Pearl Street Trust. Mr. Beck is trustee of Pearl Street Trust and may be deemed to have beneficial ownership of such shares. The address for this beneficial owner is 831 Pearl Street, Boulder, Colorado, 80302.
(2)
Based on a Schedule 13G/A filed with the SEC on May 14, 2026. Consists of 4,786,477 shares of Class B common stock held of record by Thrivent Financial for Lutherans. The address for this beneficial owner is 901 Marquette Avenue, Suite 2500, Minneapolis, Minnesota 55402.
(3)
Based on a Schedule 13G filed with the SEC on March 17, 2026. Consists of (a) 366,666 shares of Class B common stock held of record by the Stephen and Pamela Thorne 2020 Nevada Irrevocable Trust Dated December 18, 2020 (the “Thorne Trust”), and (b) 3,410,107 shares of Class B common stock held of record by Excellence Worldwide, LLC, the sole member of which is the Thorne Trust. Stephen E. Thorne, IV and Pamela A. Thorne serve as management trustees of the Thorne Trust and managers of Excellence Worldwide, LLC and therefore may be deemed to hold voting and dispositive power with respect to the shares held of record by Excellence Worldwide, LLC. The address for this beneficial owner is 3521 Volunteer Blvd., Henderson, Nevada 89044.
(4)
Based on a Schedule 13D/A filed with the SEC on January 12, 2026 by Grace and Mercy Foundation, Inc. Consists of 2,500,000 shares of Class A common stock held of record. The address for this beneficial owner is 3888 Seventh Avenue, 22nd Floor, New York, New York, 10106.
(5)
Based on a Schedule 13G filed with the SEC on December 22, 2025 by Jesus Fund. Consists of 1,250,000 shares of Class A common stock held of record. The address for this beneficial owner is 809 S. 52nd Street, Suite A, Rogers, Arkansas 72758.

(6)
Based on a Schedule 13G filed with the SEC on January 23, 2026 by Dragonfly Trust. Consists of 808,478 shares of Class A common stock held of record. The address for this beneficial owner is 2450 Harborside Drive, Apt. 232, Longboat Key, Florida 34228.
(7)
Based on a Schedule 13G filed with the SEC on February 4, 2026 by EKO Real Estate Holdings, LLC (“EKO”) and Erik S. Olson. Consists of (a) 25,641 shares of Class A Common Stock and 828,123 shares of Class B common stock held of record, and (b) 1,250,000 shares of Class A Common Stock held of record by EKO Real Estate Holdings, LLC and 243,961 shares of Class B common stock held of record by an LLC of which Mr. Olson is a member and manager. Mr. Olson is a member and manager of EKO Real Estate Holdings, LLC, and may be deemed to have beneficial ownership of such shares. The address for this beneficial owner is 9085 Marshall Ct, Westminster, CO, 80031.
(8)
Based on a Schedule 13G filed with the SEC on May 7, 2026 by Nine Group Holdings, LLC. Consists of 1,536,198 shares of Class A common stock held of record. The address for this beneficial owner is 4222 22nd Avenue South, Unit #530579, St. Petersburg, Florida 33711.
(9)
Consists of (a) 1,166,666 shares of Class B common stock and 23,331 shares underlying options to purchase shares of Class B common stock that are exercisable within 60 days of May 15, 2026, and (b) 446,386 shares of Class A common stock held of record by Pearl Street Trust, 29,029,209 shares of Class B common stock held of record by Pearl Street Trust, 1,833,333 shares of Class B common stock held of record by The Theresa Beck 2020 Irrevocable Trust dated May 30, 2020, 500,000 shares of Class B common stock held of record by The Scott A. Beck 2025 Irrevocable Trust, and 88,889 shares of Class B common stock held of record by Bowanabee Foundation. Mr. Beck is (a) the trustee of The Theresa Beck 2020 Irrevocable Trust dated May 30, 2020, (b) the trustee of The Scott A. Beck 2025 Irrevocable Trust, and (c) a director of Bowanabee Foundation. By virtue of his relationships, Mr. Beck may be deemed to have beneficial ownership of the shares held of record by each of Pearl Street Trust, The Theresa Beck 2020 Irrevocable Trust dated May 30, 2020, The Scott A. Beck 2025 Irrevocable Trust and Bowanabee Foundation.
(10)
Consists of (a) 128,205 shares of Class B common stock and 431,473 shares underlying options to purchase shares of Class B common stock that are exercisable within 60 days of May 15, 2026, and (b) 55,976 shares of Class B common stock held by Nathan Paul Gelsinger 2018 Trust, 55,977 shares of Class B common stock held by Elizabeth Marie Lee 2018 Trust, 55,977 shares of Class B common stock held by Micah Daniel Gelsinger 2018 Trust, 55,977 shares of Class B common stock held by Josiah Patrick Gelsinger 2018 Trust, 355,934 shares of Class B common stock held by Patrick P. Gelsinger Revocable Trust (UAD 11/7/2000), and 161,653 shares of Class A common stock and 159,745 shares of Class B common stock held by Patrick & Linda Gelsinger Trust UAD 07/29/2017. Mr. Gelsinger is the trustee of Nathan Paul Gelsinger 2018 Trust, Elizabeth Marie Lee 2018 Trust, Micah Daniel Gelsinger 2018 Trust, Josiah Patrick Gelsinger 2018 Trust, Patrick P. Gelsinger Revocable Trust (UAD 11/7/2000) and Patrick & Linda Gelsinger Trust UAD 07/29/2017. By virtue of his relationships, Mr. Gelsinger may be deemed to have beneficial ownership of the shares held by each of Nathan Paul Gelsinger 2018 Trust, Elizabeth Marie Lee 2018 Trust, Micah Daniel Gelsinger 2018 Trust, Josiah Patrick Gelsinger 2018 Trust, Patrick P. Gelsinger Revocable Trust (UAD 11/7/2000) and Patrick & Linda Gelsinger Trust UAD 07/29/2017.
(11)
Consists of 5,555 shares underlying options to purchase shares of Class B common stock that are exercisable within 60 days of May 15, 2026.
(12)
Consists of (a) 250,000 shares of Class A common stock and 5,555 shares underlying options to purchase shares of Class B common stock that are exercisable within 60 days of May 15, 2026, and (b) 544,444 shares of Class B common stock held of record by JAJO Partners, LP, 732,856 shares of Class B common stock held of record by Oak Stream Investors III, Ltd., 458,333 shares of Class B common stock held of record by InspireHub, Inc., and 166,666 shares underlying warrants exercisable for shares of Class B common stock within 60 days of May 15, 2026 held of record by FMAB Partners LP. Mr. Furst is (a) the president of JAJO LLC which is the general partner of JAJO Partners LP, and FMAB Partners, LP (b) the chairman of the board of Oak Stream Ranch which is the general partner of Oak Stream Investors III, Ltd and (c) the director of InspireHub, Inc. By virtue of his relationships, Mr. Furst may be deemed to have beneficial ownership of the shares held by each of JAJO Partners, LP, FMAB Partners, LP, Oak Stream Investors III, Ltd. and InspireHub, Inc.
(13)
Consists of (a) 5,555 shares underlying options to purchase shares of Class B common stock that are exercisable within 60 days of May 15, 2026, and (b) 250,000 shares of Class A common stock held of record by HL American Investments LLC and 55,555 shares of Class B common stock held of record by HL American Investments LLC. Mr. Green is the vice president of investments of HL American Investments LLC and may be deemed to have beneficial ownership of the shares held of record by HL American Investments LLC.
(14)
Consists of 5,555 shares underlying options to purchase shares of Class B common stock that are exercisable within 60 days of May 15, 2026.
(15)
Consists of (a) 43,410 shares underlying options to purchase shares of Class A common stock that are exercisable within 60 days of May 15, 2026 and 40,271 shares underlying options to purchase shares of Class B common stock that are exercisable within 60 days of May 15, 2026, and (b) 34,716 shares underlying options to purchase shares of Class B common stock that are exercisable within 60 days of May 15, 2026 held of record by YouVersion, Inc. Mr. Gruenewald is the president, chief executive officer and a board member of YouVersion, Inc. and may be deemed to have beneficial ownership of the shares underlying the option.
(16)
Consists of 3,000 shares underlying options to purchase shares of Class A common stock that are exercisable within 60 days of May 15, 2026 and 6,888 shares underlying options to purchase shares of Class B common stock that are exercisable within 60 days of May 15, 2026.

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

DESCRIPTION OF CAPITAL STOCK

Gloo Holdings, Inc. has one class of securities registered under Section 12 of the Exchange Act: our Class A common stock, $0.001 par value per share. As used in this description, “we,” “us,” “our” and similar references refer to Gloo Holdings, Inc.

The general terms and provisions of our common stock are summarized below. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of our certificate of incorporation and our bylaws, each of which are included as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended April 30, 2026, and each of which may be amended from time to time. We encourage you to read our certificate of incorporation and bylaws and the applicable provisions of Delaware law for additional information.

Our authorized capital stock consists of 5,200,000,000 shares, $0.001 par value per share, of which:

•
5,000,000,000 shares are designated as Class A common stock;
•
100,000,000 shares are designated as Class B common stock; and
•
100,000,000 shares are designated as preferred stock.

Common Stock

Our authorized shares of common stock are designated as Class A common stock and Class B common stock. The rights of the holders of our Class A common stock and Class B common stock are identical, except with respect to voting and conversion.

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to redemption or sinking fund provisions. Our Class A common stock is not subject to conversion provisions.

Voting Rights

Holders of our Class A common stock are entitled to one vote per share held as of the applicable record date on all matters submitted to a vote of the holders of our Class A common stock, and holders of our Class B common stock are entitled to ten votes per share held as of the applicable record date on all matters submitted to a vote of the holders of our Class B common stock. The holders of our Class A common stock and Class B common stock generally vote together as a single class on all matters submitted to a vote of our stockholders, unless otherwise required by Delaware law or our certificate of incorporation. Delaware law could require either holders of our Class A common stock or Class B common stock to vote separately as a single class if we were to seek to amend our certificate of incorporation in a manner that alters or changes the powers, preferences or special rights of such class of common stock in a manner that affected such shares adversely but does not so affect the shares of the other class of common stock.

Our stockholders do not have the ability to cumulate votes for the election of directors. As a result, the holders of a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors can elect all of the directors standing for election, if they should so choose. With respect to matters other than the election of directors, at any meeting of the stockholders at which a quorum is present or represented, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise provided by law, our governing documents or the rules of the Nasdaq Stock Market. The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote as of the applicable record date, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.

Our certificate of incorporation and bylaws provide for a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. Only the directors in one class will be elected at each annual meeting of our stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms.

Liquidation Rights

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Fully Paid and Nonassessable

All of our outstanding shares of Class A common stock are fully paid and non-assessable.

Conversion

The outstanding shares of Class B common stock are convertible at any time as follows: (1) at the option of the holder, a share of Class B common stock may be converted at any time into one share of Class A common stock; and (2) upon the election of the holders of two-thirds of the then outstanding shares of Class B common stock, all outstanding shares of Class B common stock may be converted into shares of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain transfers described in our certificate of incorporation, including transfers to (1) family members, trusts and estate planning vehicles for the benefit of the stockholder or their family members, (2) partnerships, corporations and other entities controlled by the stockholder, their family members or such stockholder’s permitted transferees, (3) if the stockholder is an entity, to any natural person with voting control over the shares held by such entity as of the later of 11:59 p.m. eastern time on the Effective Date (as defined in our certificate of incorporation) or at such time as we first issue the shares to such entity or, if such natural person is also a holder of Class B common stock as of such time, to such natural person’s permitted transferees, and (4) charitable organizations that are exempt from taxation under section 501(c)(3) of the Internal Revenue Code of 1986, as amended (or any successor provision thereto), provided that such transfer does not involve any payment of cash, securities, property or other consideration. Once converted or transferred and converted into Class A common stock, the Class B common stock will not be reissued.

Preferred Stock

Our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue shares of authorized but unissued preferred stock in one or more series, and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in each case without further vote or action by our stockholders. These powers, rights, preferences and privileges could include dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price(s) and liquidation preferences, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of the common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in our control or other corporate action.

Anti-Takeover Effects of Certain Provisions of Delaware Law, Our Certificate of Incorporation and Our Bylaws

Certain provisions of Delaware law, our certificate of incorporation and our bylaws, which are summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of us. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are governed by the provisions of Section 203 of the General Corporation Law of the DGCL. Section 203 generally prohibits a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•
the business combination or transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors prior to the time that the stockholder became an interested stockholder;
•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•
on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•
mergers or consolidations involving the corporation, or any direct or indirect majority-owned subsidiary of the corporation, and the interested stockholder or any other entity if the merger or consolidation is caused by the interested stockholder;
•
any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation or any direct or indirect majority-owned subsidiary of the corporation;

•
subject to exceptions, any transaction that results in the issuance or transfer by the corporation, or any direct or indirect majority-owned subsidiary of the corporation, of any stock of the corporation or such subsidiary to the interested stockholder;
•
any transaction involving the corporation, or any direct or indirect majority-owned subsidiary of the corporation, that has the effect of increasing the proportionate share of the stock or any class or series of the corporation or such subsidiary beneficially owned by the interested stockholder; and
•
the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

These provisions may have the effect of delaying, deferring or preventing changes in control of our company.

Certificate of Incorporation and Bylaws Provisions

Our certificate of incorporation and bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our board of directors or management. Among other things, our certificate of incorporation and bylaws:

•
provide for a dual class common stock structure, with differing voting rights;
•
permit our board of directors to issue shares of preferred stock, with any powers, rights, preferences and privileges as they may designate;
•
provide that the authorized number of directors may be changed only by resolution of the board of directors;
•
provide that all vacancies and newly created directorships, may, except as otherwise required by law, our governing documents or resolution of our board of directors, and subject to the rights of holders of our preferred stock, only be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum, provided that vacancies occurring on our board of directors created by the removal of a director by the stockholders may also be filled by a vote of the stockholders if, at the time of such action to fill such vacancy, there is a holder of shares of Class B common stock that has voting control over at least a majority of the voting power of our outstanding shares of capital stock;
•
divide our board of directors into three classes, each of which stands for election once every three years;
•
for so long as our board of directors is classified, and subject to the rights of holders of our preferred stock, provide that a director may only be removed from the board of directors by the stockholders for cause;
•
require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent, provided that at any time that a holder of shares of Class B common stock has voting control over at least a majority of the voting power of our outstanding shares of capital stock, any action required or permitted to be taken by our stockholders may be taken by written consent in accordance with the DGCL as long as our board of directors has first recommended or approved such action or our board of directors and secretary have been provided with at least 30 days’ prior written notice of such action;
•
provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also meet specific requirements as to the form and content of a stockholder’s notice;

•
not provide for cumulative voting rights (therefore allowing the holders of a plurality of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and
•
provide that special meetings of our stockholders may be called only by our board of directors, the chairperson of our board of directors, our chief executive officer or president, or a holder of shares of Class B common stock that has voting control over at least a majority of the voting power of our outstanding shares of capital stock.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, stockholders, officers or other employees to us or our stockholders, (3) any action arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws or (4) any action asserting a claim that is governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware), except for, as to each of (1) through (4) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within ten days following such determination). This provision would not apply to any action brought to enforce a duty or liability created by the Exchange Act and the rules and regulations thereunder. Our bylaws also provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing, holding or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to the foregoing bylaw provisions. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder as a result of our exclusive forum provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Fidelity Stock Transfer Solutions LLC. The transfer agent and registrar’s address is 245 Summer Street, Boston, MA 02210.

Listing

Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “GLOO.”

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, that market sales of shares of our Class A common stock or the availability of shares of our Class A common stock for sale will have on the market price of our Class A common stock prevailing from time to time. Future sales of shares of our Class A common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices of our Class A common stock prevailing from time to time. As described below, only a limited number of shares of our Class A common stock will be available for sale shortly after this offering due to contractual and legal restrictions on resale. Nevertheless, sales of our Class A common stock in the public market after such restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing market price at such time and our ability to raise equity capital in the future.

Upon the completion of this offering, based on our shares of our capital stock outstanding as of April 30, 2026, we will have a total of 18,405,352 shares of our Class A common stock outstanding and 69,166,937 shares of our Class B common stock outstanding, assuming no exercise of the underwriters’ option to purchase additional shares, no exercise of outstanding options or warrants, and no conversions of shares of Class B common stock into shares of Class A common stock since April 30, 2026. Of these outstanding shares, all shares of our Class A common stock sold in this offering will be freely tradable, except that any shares purchased in this offering by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, would only be able to be sold in compliance with the Rule 144 limitations described below.

The remaining outstanding shares of our Class A common stock (including shares issuable upon conversion of our Class B common stock), other than shares of our Class A common stock sold in our initial public offering, will be, and shares subject to stock options will be upon issuance, deemed “restricted securities” as that term is defined under Rule 144. Restricted securities may be sold in the public market only if their offer and sale is registered under the Securities Act or if the offer and sale of those securities qualify for an exemption from registration, including exemptions provided by Rules 144 and 701 under the Securities Act, which are summarized below.

Lock-Up Agreements

In connection with this offering, we and our directors and executive officers have agreed or will agree, subject to certain exceptions, not to, directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act), or otherwise dispose of, or enter into any transaction which is designed to or could be expected to result in the disposition of, any shares of our Class A common stock or securities convertible into or exchangeable for shares of our Class A common stock, or publicly announce any intention to do any of the foregoing, any shares of our common stock or securities convertible into or exchangeable or exercisable for our common stock for 90 days after the date of this prospectus without first obtaining the written consent of Citizens JMP Securities, LLC and Roth Capital Partners, LLC, the representatives of the several underwriters of this offering. The representatives of the underwriters may, in their sole discretion, release any of the securities subject to the lock-up agreements with the underwriters at any time. These agreements are described below under the section of this prospectus titled “Underwriting.”

Rule 144

In general, under Rule 144 as currently in effect, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares of our Class A common stock proposed to be sold for at least six months is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person would be entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares of our Class A common stock on behalf of our affiliates are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period, a number of shares that does not exceed the greater of:

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1% of the number of shares of our Class A common stock then outstanding, which will equal approximately 184,054 shares immediately after this offering (calculated as of April 30, 2026); and
•
the average weekly trading volume of our Class A common stock during the four calendar weeks preceding the date of filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates or persons selling shares of our Class A common stock on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 a person who purchased shares of our capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been one of our affiliates during the immediately preceding 90 days may sell these shares in reliance upon Rule 144, but without being required to comply with the notice, manner of sale or public information requirements or volume limitation provisions of Rule 144. Rule 701 also permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required to wait until 90 days after the effective date of this prospectus before selling such shares pursuant to Rule 701.

Registration Statement on Form S‑8

We have filed registration statements on Form S‑8 under the Securities Act to register shares of our Class A common stock subject to options outstanding, as well as reserved for future issuance, under our equity compensation plans. Shares registered under such registration statements are eligible for sale in the public market, subject to the Rule 144 limitations applicable to affiliates, vesting restrictions and any applicable lock-up agreements.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON‑U.S. HOLDERS OF OUR CLASS A COMMON STOCK

The following is a summary of material U.S. federal income tax considerations of the ownership and disposition of our Class A common stock acquired in this offering by a “non-U.S. holder” (as defined below) but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based on the provisions of the Code, Treasury Regulations promulgated thereunder and administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax considerations different from those set forth below. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any U.S. state or local or non-U.S. jurisdiction or under U.S. federal gift and estate tax rules, or the effect, if any, of the Medicare contribution tax on net investment income. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

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banks, insurance companies, regulated investment companies, real estate investment trusts or other financial institutions;
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persons subject to the alternative minimum tax;
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tax-exempt or governmental organizations;
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pension plans and tax-qualified retirement plans;
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controlled foreign corporations, foreign controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax (or investors therein);
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entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass through entities (or investors in such entities or arrangements);
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brokers or dealers in securities or currencies;
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traders in securities or other persons that elect to use a mark-to-market method of tax accounting for their securities holdings;
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persons who own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);
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certain former citizens or long-term residents of the United States;
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persons who hold our Class A common stock as a position in a hedging transaction, “straddle,” “conversion transaction,” or other risk reduction transaction or integrated investment;
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persons who hold or receive our Class A common stock pursuant to the exercise of any option or otherwise as compensation;
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persons who do not hold our Class A common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment);

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persons deemed to sell our Class A common stock under the constructive sale provisions of the Code; or
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persons subject to special tax accounting rules as a result of any item of gross income with respect to our Class A common stock being taken into account in an “applicable financial statement” as defined in Section 451(b) of the Code.

In addition, if a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our Class A common stock, the tax treatment of a partner in the partnership generally will depend on the status of the partner and upon the activities of the partnership. A partner in a partnership that will hold our Class A common stock should consult his, her or its own tax advisor regarding the tax considerations of the purchase, ownership and disposition of our Class A common stock through a partnership.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax considerations of the purchase, ownership and disposition of our Class A common stock arising under the U.S. federal gift or estate tax rules or under the laws of any U.S. state or local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Non‑U.S. Holder Defined

For purposes of this discussion, you are a “non-U.S. holder” if you are a beneficial owner of our Class A common stock that, for U.S. federal income tax purposes, is neither a partnership nor:

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an individual who is a citizen or resident of the United States;
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a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
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an estate whose income is subject to U.S. federal income tax regardless of its source; or
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a trust (x) whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons (as defined in the Code) who have the authority to control all substantial decisions of the trust or (y) that has made a valid election under applicable Treasury Regulations to be treated as a U.S. person.

Distributions

As described in the section titled “Dividend Policy,” we have never declared or paid cash dividends on our capital stock, and we do not anticipate paying any dividends on our Class A common stock following the completion of this offering. However, if we do make distributions on our Class A common stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our Class A common stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “Gain on Disposition of Class A Common Stock.”

Subject to the discussions below regarding effectively connected income, backup withholding and Foreign Account Tax Compliance Act (“FATCA”), withholding, any dividend paid to you generally will be subject to U.S. federal withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence. In order to receive a reduced treaty rate, you must provide us or the applicable paying agent with an IRS Form W-8BEN or W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. Under applicable Treasury Regulations (or the applicable withholding agent), we may withhold up to 30% of the gross amount of the entire distribution even if the amount constituting a dividend, as described above, is less than the gross amount.

You may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If you hold our Class A common stock through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Dividends received by you that are treated as effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, that are attributable to a permanent establishment or fixed base maintained by you in the United States) are generally exempt from the 30% U.S. federal withholding tax, subject to the discussions below regarding backup withholding and FATCA withholding. In order to obtain this exemption, you must provide us with a properly executed IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to U.S. federal withholding tax, generally are taxed at the U.S. federal income tax rates applicable to U.S. persons, net of certain deductions and credits. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence. You should consult your tax advisor regarding the tax consequences of the ownership and disposition of our Class A common stock, including the application of any applicable tax treaties that may provide for different rules.

Gain on Disposition of Class A Common Stock

Subject to the discussions below regarding backup withholding and FATCA withholding, you generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our Class A common stock unless:

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the gain is effectively connected with your conduct of a U.S. trade or business (and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by you in the United States);
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you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or
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our Class A common stock constitutes a United States real property interest by reason of our status as a “United States real property holding corporation” (a “USRPHC”), for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding your disposition of, or your holding period for, our Class A common stock.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our U.S. and worldwide real property interests plus our other assets used or held for use in a trade or business, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our Class A common stock is regularly traded on an established securities market, your Class A common stock will be treated as U.S. real property interests only if you actually (directly or indirectly) or constructively hold more than five percent of our regularly traded common stock at any time during the shorter of the five-year period preceding your disposition of, or your holding period for, our Class A common stock.

If you are a non-U.S. holder described in the first bullet above, you generally will be required to pay tax on the gain derived from the sale (net of certain deductions and credits) under U.S. federal income tax rates applicable to U.S. persons, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. If you are an individual non-U.S. holder described in the second bullet above, you will be subject to tax at 30% (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses for the year, provided you have timely filed U.S. federal income tax returns with respect to such losses. You should consult your tax advisor regarding any applicable income tax or other treaties that may provide for different rules.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends on or of proceeds from the disposition of our Class A common stock made to you may be subject to backup withholding at the applicable statutory rate unless you establish an exemption, for example, by properly certifying your non-U.S. status on a properly completed IRS Form W-8BEN or W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Additional Withholding Requirements under the Foreign Account Tax Compliance Act

FATCA, including sections 1471 through 1474 of the Code and the Treasury Regulations and other official IRS guidance issued thereunder, generally imposes a U.S. federal withholding tax of 30% on dividends on, and, subject to certain proposed regulations discussed below, the gross proceeds from a sale or other disposition of, our Class A common stock, paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on, and, subject to certain proposed regulations discussed below, the gross proceeds from a sale or other disposition of, our Class A common stock paid to a “non-financial foreign entity” (as specially defined under these rules) unless such entity provides the withholding agent with a certification identifying the substantial direct and indirect U.S. owners of the entity, certifies that it does not have any substantial U.S. owners, or otherwise establishes an exemption.

The withholding obligations under FATCA generally apply to dividends on our Class A common stock and to the payment of gross proceeds of a sale or other disposition of our Class A common stock. However, the U.S. Treasury Department has issued proposed regulations that, if finalized in their present form, would eliminate FATCA withholding on gross proceeds of the sale or other disposition of our Class A common stock (but not on payments of dividends). The preamble of such proposed regulations states that they may be relied upon by taxpayers until final regulations are issued or until such proposed regulations are rescinded. If applicable, the withholding tax will apply regardless of whether the payment otherwise would be exempt from withholding tax, including under the exemptions described above. Under certain circumstances, you might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and your country of residence may modify the requirements described in this section. You should consult with your own tax advisors regarding the application of FATCA withholding to your investment in, and ownership and disposition of, our Class A common stock.

The preceding discussion of U.S. federal income tax considerations is for general information only. It is not tax advice to investors in their particular circumstances. You should consult your own tax advisor regarding the particular U.S. federal, state and local and non‑U.S. tax considerations of purchasing, owning and disposing of our Class A common stock, including the consequences of any proposed change in applicable laws.

UNDERWRITING

We have entered into an underwriting agreement with the several underwriters listed in the table below, with Citizens JMP Securities, LLC and Roth Capital Partners, LLC acting as the “representatives”. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, shares of our Class A common stock.

Pursuant to the terms and subject to the conditions contained in the underwriting agreement, we have agreed to sell to the underwriters named below, and each underwriter severally has agreed to purchase from us, the respective number of shares of Class A common stock set forth opposite its name below:

Underwriter	Number of Shares
Citizens JMP Securities, LLC	4,382,000
Roth Capital Partners, LLC	2,338,000
The Benchmark Company, LLC	140,000
Loop Capital Markets LLC	140,000
Total	7,000,000

The underwriting agreement provides that the obligation of the underwriters to purchase the shares of Class A common stock offered by this prospectus is subject to certain conditions. The underwriters are obligated to purchase all of the shares of Class A common stock offered hereby if any of the shares are purchased.

We have granted the underwriters an option to purchase up to an additional 1,050,000 shares of Class A common stock from us at the public offering price, less the underwriting discounts and commissions, to cover over-allotments, if any. The underwriters may exercise this option at any time, in whole or in part, during the 30-day period after the date of this prospectus.

In addition, Scott Beck, Pat Gelsinger and certain other members of our board of directors and their affiliated entities have committed to purchasing at least $6.0 million in shares of our Class A common stock being offered in this offering at the public offering price. Because these commitments are not binding agreements to purchase, they could determine to purchase more, fewer or no shares in this offering, or we could determine to sell more, fewer or no securities to them. The underwriters will receive the same discount on any shares of Class A common stock purchased by such persons as they will on any other shares of Class A common stock sold to the public in this offering.

Discounts, Commissions and Expenses

The underwriters propose to offer the shares of Class A common stock purchased pursuant to the underwriting agreement to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $0.117 per share. After this offering, the public offering price and concession may be changed by the underwriters. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

In connection with the sale of the Class A common stock to be purchased by the underwriters, the underwriters will be deemed to have received compensation in the form of underwriting commissions and discounts. The underwriters’ commissions and discounts will be 6.0% of the gross proceeds of this offering, or $0.195 per share of the Class A common stock, based on the public offering price per share set forth on the cover page of this prospectus.

We have also agreed to reimburse Citizens JMP Securities, LLC and Roth Capital Partners, LLC for reasonable and documented fees and expenses incurred in connection with this offering, including reasonable and documented fees and expenses of legal counsel incurred in connection with blue sky filings and registration and review of the offering by FINRA, up to $100,000 in the aggregate.

The following table shows the underwriting discounts and commissions payable to the underwriters by us in connection with this offering (assuming both the exercise and non-exercise of the over-allotment option to purchase additional shares of Class A common stock we have granted to the underwriters):

	Per Share		Total
	Without Over- allotment	With Over- allotment	Without Over- allotment	With Over- allotment
Public offering price	$3.250	$3.250	$22,750,000	$26,162,500
Underwriting discounts and commissions paid by us	$0.195	$0.195	$1,365,000	$1,569,750

Indemnification

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters or such other indemnified parties may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed not to (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock (2) publicly file any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock, except for registration statements on Form S-8, (3) complete any offering of our debt securities, other than entering into a line of credit with a traditional bank or (4) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, without the prior written consent of Citizens JMP Securities, LLC and Roth Capital Partners, LLC for a period of 90 days following the date of this prospectus (the “Lock-up Period”). This consent may be given at any time without public notice. These restrictions on future issuances are subject to certain exceptions, including for (1) the issuance of shares of our Class A common stock sold in this offering, (2) the issuance of shares of our Class A common stock upon the exercise of outstanding options or warrants, the vesting of restricted stock awards or units and the conversion of outstanding convertible securities (including Class B common stock), (3) the issuance of shares of our Class A common stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors or consultants pursuant to our equity incentive plans, and (4) the issuance of equity securities in connection with bona fide mergers, acquisitions of securities, businesses, property or other assets, products or technologies, joint ventures, commercial relationships or other strategic transactions, provided that the aggregate number of shares of Class A common stock or convertible securities that we may sell or issue in connection therewith may not exceed 10% of the total number of shares of Class A common stock and Class B common stock together issued and outstanding, determined on a fully-diluted basis, immediately following this offering, and provided further that any recipients sign a lock-up agreement on the same terms as our directors, officers and stockholders.

In addition, our directors and executive officers have agreed or will agree to enter into a lock-up agreement with the underwriters. Under the lock-up agreements, the directors and executive officers may not, subject to certain exceptions, directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act), or otherwise dispose of, or enter into any transaction which is designed to or could be expected to result in the disposition of, any shares of our Class A common stock or securities convertible into or exchangeable for shares of our Class A common stock, or publicly announce any intention to do any of the foregoing, without the prior written consent of Citizens JMP Securities, LLC and Roth Capital Partners, LLC, for a period of 90 days from the date of this prospectus. This consent may be given at any time without public notice.

Electronic Distribution

This prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or by their affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus in electronic format, the information on the underwriters’ websites or our website and any information contained in any other websites maintained by the underwriters or by us is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

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Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.
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Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.
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Syndicate covering transactions involve purchases of the Class A common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. A naked short position occurs if the underwriters sell more shares than could be covered by the over-allotment option. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.
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Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Class A common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class A common stock or preventing or impeding a decline in the market price of the Class A common stock. As a result, the price of our Class A common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of Class A common stock. In addition, neither we nor the underwriters make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (1) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (2) this prospectus is made available in Australia only to those persons as set forth in clause (1) above, and (3) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (1) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC, or Prospectus Directive, as implemented in Member States of the European Economic Area, each a Relevant Member State, from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

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to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
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to any legal entity that has two or more of (1) an average of at least 250 employees during its last fiscal year; (2) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements); and (3) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);
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to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining our prior consent or any underwriter for any such offer; or
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in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall require us to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers, or AMF. The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (1) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (2) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the Prospectus Regulations). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (1) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (2) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with this offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, or “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

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to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999, or Regulation no. 1197l as amended, or Qualified Investors; and
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in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

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made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and
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in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the FIEL) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

New Zealand

The shares of Class A common stock offered hereby have not been offered or sold, and will not be offered or sold, directly or indirectly in New Zealand and no offering materials or advertisements have been or will be distributed in relation to any offer of shares in New Zealand, in each case other than:

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to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money;
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to persons who in all the circumstances can properly be regarded as having been selected otherwise than as members of the public;
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to persons who are each required to pay a minimum subscription price of at least NZ$500,000 for the shares before the allotment of those shares (disregarding any amounts payable, or paid, out of money lent by the issuer or any associated person of the issuer); or
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in other circumstances where there is no contravention of the Securities Act 1978 of New Zealand (or any statutory modification or reenactment of, or statutory substitution for, the Securities Act 1978 of New Zealand).

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. We may not render services relating to the securities within the United Arab Emirates, including the receipt of applications and/or the allotment or redemption of such shares.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended, or “FSMA”) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (1) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005, or FPO, (2) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (3) to whom it may otherwise be lawfully communicated (together, relevant persons). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

Wilson Sonsini Goodrich & Rosati, Professional Corporation, Boulder, Colorado, which has acted as our counsel in connection with this offering, will pass upon the validity of the shares of our Class A common stock being offered by this prospectus. Reed Smith LLP, Houston, Texas, is acting as counsel for the underwriters.

EXPERTS

The consolidated financial statements of Gloo Holdings, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended January 31, 2026, have been so incorporated in reliance on the report of Crowe LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S‑1 under the Securities Act with respect to the shares of our Class A common stock offered by this prospectus. This prospectus constitutes only a part of the registration statement. Some items are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our Class A common stock, we refer you to the registration statement, including the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or document referred to are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC also maintains an Internet website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, file periodic reports, proxy statements and other information with the SEC. We also maintain a website at www.gloo.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of or incorporated by reference into this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part of the information or documents listed below that we have filed with the SEC (File No. 001-42964):

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our Annual Report on Form 10-K for the year ended January 31, 2026, filed with the SEC on April 15, 2026;
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our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 27, 2026;
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our Quarterly Report on Form 10-Q for the quarter ended April 30, 2026, filed with the SEC on June 9, 2026;
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our Current Reports on Form 8-K filed with the SEC on April 14, 2026 and May 4, 2026; and
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the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on November 19, 2025, including any amendments or reports filed for the purposes of updating this description.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Gloo Holdings, Inc., 831 Pearl Street, Boulder, Colorado 80302.

You also may access these filings on our website at www.gloo.com. We do not incorporate the information contained on or accessible through our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

7,000,000 Shares

Gloo Holdings, Inc.

Class A Common Stock

Joint Book-Running Managers
Citizens Capital Markets	Roth Capital Partners
Co-Managers
Benchmark a StoneX Company	Loop Capital Markets